SINGLE-TENANT INDUSTRIAL LEASE
                          (TRIPLE NET)

                            LANDLORD:

                AEW/LBA ACQUISITION CO. 11, LLC,
             a California limited liability company


                             TENANT:
                          CYMER, INC.,
                      a Nevada corporation

                  STANDARD FORM SINGLE-TENANT INDUSTRIAL LEASE

                             TABLE OF CONTENTS

Section   Title                                                  Page
          SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS      iii
  1.      Premises                                                 1
  2.      Term                                                     1
  3.      Rent                                                     3
  4.      Triple Net Lease                                         4
  5.      Security Deposit                                         4
  6.      Use                                                      4
  7.      Payments and Notices                                     6
  8.      Brokers                                                  6
  9.      Surrender; Holding Over                                  7
  10.     Taxes                                                    7
  11.     Repairs                                                  8
  12.     Alterations                                              8
  13.     Liens                                                    9
  14.     Assignment and Subletting                                9
  15.     Entry by Landlord                                       10
  16.     Utilities and Services                                  10
  17.     Indemnification and Exculpation                         10
  18.     Damage or Destruction                                   11
  19.     Eminent Domain                                          12
  20.     Tenant's Insurance                                      13
  21.     Waiver of Subrogation                                   14
  22.     Tenant's Default and Landlord's Remedies                14
  23.     Landlord's Default                                      16
  24.     Subordination                                           16
  25.     Estoppel Certificate                                    16
  26.     Easements                                               17
  27.     Modification and Cure Rights of Landlord's Mortgagees
          and Lessors                                             17
  28.     Quiet Enjoyment                                         17
  29.     Transfer of Landlord's Interest                         17
  30.     Limitation on Landlord's Liability                      17
  31.     Miscellaneous                                           17
  32.     Lease Execution                                         19

EXHIBITS

EXHIBIT "A"    Site Plan
EXHIBIT "B"    Legal Description of Premises
EXHIBIT "C"    Work Letter Agreement
               Schedule 1 Description of Conceptual Plans
EXHIBIT "D"    Sample Form of Notice of Lease Term Dates
EXHIBIT "E"    Environmental Questionnaire
EXHIBIT "F"    Sample Form of Tenant Estoppel Certificate
EXHIBIT "G"    Description of Parking Lot Improvements
EXHIBIT "H"    Prior Occupant's FF&E


          STANDARD FORM SINGLE-TENANT INDUSTRIAL LEASE

                     INDEX OF DEFINED TERMS

Abandonment                                                      14
Acquisition Costs                                                 1
Acquisition Date                                                  3
Actual Commencement Date for Manufacturing Building              iii
Actual Commencement Date for Office Building                     iii
Actual Commencement Date for Parking Lot                         iii
Basic Elements                                                    8
Buildings                                                        iii
Business Day                                                      6
Cap                                                              13
Conceptual Plans                                                 Exhibit C
Depository                                                       12
Early Occupancy Date                                              2
Effective Date                                                    1
Event of Default                                                 14
Extension Option                                                  2
Extension Options                                                 2
Fair Market Rental                                                2
Force Majeure Delays                                             18
Hazardous Materials                                               5
Indemnified Claims                                               11
Insurance Failure Notice                                         11
Landlord                                                          1
Landlord Indemnified Parties                                      5
Landlord's Parties                                                5
Laws                                                              1
Lease                                                             1
Losses                                                            1
Manufacturing Building                                           iii
Manufacturing Building Allowance                                 Exhibit C
Office Building                                                  iii
Office Building Allowance                                        Exhibit C
Option Period                                                     2
Parcel 1                                                         iii
Parcel 2                                                         iii
Parking Lot                                                      iii
Parking Lot Improvement Costs                                     1
Parking Lot Improvements                                          1
PCBs                                                              5
Permitted Assignees                                              10
Permitted Business                                                9
Pre-Approved Change                                               8
Premises                                                         iii
Proceeds                                                         12
Property                                                         iii
Real Property Taxes                                               7
Respective Commencement Dates                                     2
Restoration                                                      11
Restore                                                          11
Substantial Completion                                            1
Substantially Complete                                            1
Summary                                                           1
Tenant                                                            1
Tenant Change                                                     8
Tenant Changes                                                    8
Tenant Improvement Allowance Items                               Exhibit C
Tenant Improvements                                              Exhibit C
Tenant Indemnified Parties                                        5
Tenant's Parties                                                  5
Term                                                              1
Transfer                                                         10
Transfer Date                                                    10
Transfer Notice                                                  10
Transfer Fee                                                     10
Vacation                                                         14
Work Letter                                                       2

       SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS ("Summary") is hereby incorporated into and made a part of the attached Single-Tenant Industrial Lease which pertains to the Premises described in Section 1.3 below. All references in the Lease to the "Lease" shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially capitalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given to such terms in the Lease.

1.1     Landlord's Address:     AEW/LBA Acquisition Co. 11, LLC

                   c/o Layton Belling Associates 10251 Vista
                   Sorrento Parkway, Suite 100 San Diego,
                   California 92121
                   Attn: Mr. David C. Thomas
                   Telephone: (619) 597-8795
                   Facsimile:  (619) 597-0242

1.2     Tenant's Address:       Cymer, Inc.

       16275 Technology Drive
       San Diego, California 92127-1815
       Attn:   Chief Financial Officer
       Telephone:   (619) 487-2442
       Facsimile:  (619) 487-2441

1.3 Premises: The industrial development located at 16750 Via Del Campo Court and an adjacent undeveloped parcel, in the City of San Diego, County of San Diego State of California, as shown on the site plan attached hereto as Exhibit "A". The real property ("Property") which is a part of the Premises is more particularly described in Exhibit "B" attached hereto. The Premises includes all buildings, improvements and facilities, now or subsequently located on the Property from time to time, including, without limitation, the one (1) building of approximately 36,959 square feet of space (the "Office Building"), the one (1) building of approximately 100,205 square feet of space (the "Manufacturing Building") (the Office Building and the Manufacturing Building are
    hereinafter  sometimes  collectively  referred  to   as   the
    "Buildings" and the portion of the Property underlying the Buildings is described, and defined herein, as "Parcel 1" on Exhibit "B" attached hereto), both of which Buildings are currently located on the Property, as depicted on the site plan attached hereto as Exhibit "A". The aggregate rentable square feet of the Buildings is 137,164 square feet. The Premises also includes that certain lot (described, and defined herein, as "Parcel 2" on Exhibit "B" attached hereto) which shall be improved by Landlord in accordance with the terms of Section 1.2 of the Lease (the "Parking Lot").

1.4 Estimated Commencement Date for Office Building: December 16,
    1996; Actual Commencement Date for Office
    Building: Fifteen (15) calendar days after Landlord's delivery of the Office Building in the condition required by
    Section 2.3 of the Lease.

1.5 Actual Commencement Date for Manufacturing Building: June 1,
    1997

1.6 Estimated Commencement Date for Parking Lot: March  1,  1997;
    Actual Commencement Date for Parking Lot to be determined as provided in Section 1.2 of the Lease.

1.7 Lease  Expiration Date: January 1, 201 0, subject to two  (2)
    extension options of five (5) years each pursuant to  Section
    2.4 of the Lease.

1.8 Rent for Office Building and Manufacturing Building:

               Monthly Rent                                   Annual Rent
Year     Office Building/Manufacturing Building     Office Building/Manufacturing Building
  1             $35,111.05/$95,194.75                    $421,332.60/$1,142,337.00
  2             $36,164.38/$98,050.59                    $433,972.58/$1,176,607.11
  3             $37,249.31/$100,992.11                   $446,991.76/$1,211,905.32
  4             $38,336.79/$104,021.87                   $460,401.51/$1,248,262.48
  5             $39,517.80/$107,142.53                   $474,213.55/$I,285,710.36
  6             $40,703.33/$110,356.81                   $488,439.96/$1,324,281.67
  7             $41,924.43/$113,667.51                   $503,093.16/$1,364,010.12
  8             $43,182.16/$117,077.54                   $518,185.95/$1,404,930.42
  9             $44,477.63/$120,589.86                   $533,731.53/$1,447,078.33
  10            $45,811.96/$124,207.56                   $549,743.48/$1,490,490.68
  11            $47,186.32/$127,933.78                   $566,235.78/$1,535,205.41
  12            $48,601.90/$131,771.80                   $583,222.86/$1,581,261.57
  13            $50,059.96/$135,724.95                   $600,719.54/$1,628,699.41

For purposes of calculating Rent for the Manufacturing Building, Year 1 shall be deemed to end on the day prior to the first anniversary of the Actual Commencement Date for Office Building, and Year 2 and all subsequent years of the Term as it relates to the Manufacturing Building will commence on the respective anniversary dates of the Actual Commencement Date for Office Building. Annual Rent is specified on an annualized basis, and if any Year specified above does not contain twelve (12) months, the Rent payable during such Year shall be appropriately prorated.

1.9 Rent for Parking Lot: Tenant shall pay Landlord Annual Rent for the Parking Lot in an initial amount equal to twelve percent (12%) of the sum of the (i) Acquisition Costs (as defined in Section 1.2 of the Lease) and the (ii) Parking Lot Improvement Costs (as defined in Section 1.2 of the Lease). Commencing on the first anniversary of the Actual Commencement Date for Parking Lot, and on each anniversary date thereafter, the Annual Rent for Parking Lot will be increased by three percent (3%) of the amount payable immediately prior to such adjustment date.

1.10 Security Deposit: $2,224,41 6.00, subject to return as set forth in Section 5 of the Lease.

1.11 Permitted Use: The Office Building may be used only for general office purposes and, to the extent allowed by applicable law, research and development and laboratory use. The Manufacturing Building may be used only for research, development, design, fabrication, storage, light manufacturing and assembly and any other use allowed by applicable law. The Parking Lot may be used only for the parking of vehicles by Tenant's employees, agents, contractors, invitees and visitors.

1.12 Brokers: John Burnham & Company representing Landlord and
    The Irving Hughes Group representing Tenant.

1.13 Interest Rate: The lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered operating bank operating in California, as its "prime rate" or "reference rate", plus three percent (3%); or (b) the maximum rate permitted by law.

1.14 Tenant Improvements: The tenant improvements installed or to be installed in the Premises by Tenant, as described in the Work Letter Agreement attached hereto as Exhibit "C".

                 SINGLE-TENANT INDUSTRIAL LEASE

This LEASE ("Lease"), which includes the preceding Summary of Basic Lease Information and Definitions ("Summary") attached hereto and incorporated herein by this reference, is made as of the 19th day of December, 1996, by and between AEW/LBA ACQUISITION CO. 11, LLC, a California limited liability company ("Landlord"), and CYMER, INC., a Nevada corporation ("Tenant").

1.  Premises.

1.1 Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

1.2   Parking Lot.  Promptly following the Acquisition Date (as defined in
Section 2.5 below), Landlord shall begin construction of facilities for parking on a portion of the Parking Lot (the "Parking Lot Improvements") as described on Exhibit "G" attached hereto. Landlord shall cause the Parking
Lot Improvements to be constructed in accordance with all then-applicable laws. The "Actual Commencement Date for the Parking Lot" shall occur upon Substantial Completion of the Parking Lot Improvements. "Substantial Completion" or "Substantially Complete" is herein defined as the date upon which all of the following have been satisfied: (i) construction of the Parking Lot Improvements is complete, as determined by Landlord's construction contractor; (ii) Landlord has obtained all permits or approvals from the City of San Diego as may be necessary for the use of the Parking Lot Improvements as a parking lot and delivered evidence of same to Tenant; and
(iii) Tenant has accepted the Parking Lot Improvements (Tenant may not accept the Parking Lot Improvements only if they are not constructed substantially in accordance with the requirements of Exhibit "G", or if they do not comply with then-applicable laws, and Tenant's failure to give Landlord written notice of Tenant's non-acceptance of the Parking Lot Improvements within five (5) business days following the date of Tenant's receipt of written notice of the satisfaction of clause (i) above and clause (ii) above (accompanied by materials to be delivered pursuant to clause (ii) above) will be deemed Tenant's acceptance of the Parking Lot Improvements). Upon Substantial Completion of the Parking Lot Improvements, Landlord shall assign to Tenant all warranties for the Parking Lot Improvements from Landlord's construction contractor and all warranties available at law or in equity and Landlord shall have no further obligations or liabilities to Tenant concerning the Parking Lot Improvements; however, Landlord shall cooperate with Tenant as necessary to enforce such warranties. For purposes of calculating the Rent for the Parking Lot, (a) "Acquisition Costs" is defined as all reasonable costs and expenses incurred by Landlord in connection with or arising from the purchase of the Parking Lot including, without limitation, the purchase price, escrow and title charges and fees, documentary and transfer taxes, recording costs, loan fees and costs, if any, attorneys fees and any and all other costs or expenses of such purchase, and (b) "Parking Lot Improvement Costs" is defined as all reasonable hard and soft costs incurred by Landlord in connection with or arising from the design and construction of the Parking
Lot Improvements, including, without limitation, design, drafting, architecture and engineering fees, permitting and other governmental fees and charges, and costs, contractor and subcontractor charges and fees and any and all other costs or expenses of construction. The Rent for the Parking Lot shall be paid in monthly installments equal to one-twelfth (1/12th) of the Rent described in Section 1.9 of the Summary of Basic Lease Information and Definitions.

1.3 AS-IS. Tenant acknowledges and agrees that, except to the extent specifically set forth in Section 1.2 above with respect to the construction of the Parking Lot Improvements by Landlord, Landlord has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever concerning or with respect to (a) the value, nature, quality or condition of the Premises; (b) the suitability of the Premises for any and all activities and uses which Tenant may conduct thereon; (c) the compliance of the Premises with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, environmental laws (collectively, "Laws"); (d) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Premises; (e) the manner or quality of the construction or materials incorporated into the Premises; (f) the manner, quality, state of repair or lack of repair of the Premises; or (g) any other matter with respect to the Premises. Tenant further acknowledges and agrees that having been given the opportunity to inspect the Premises, Tenant is relying solely on its own investigation of the Premises and not on any information provided or to be provided by Landlord. Tenant further acknowledges and agrees that any information provided or to be provided by or on behalf of Landlord with respect to the Premises, was obtained from a variety of sources and that Landlord has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Tenant further acknowledges and agrees that, except to the extent specifically set forth in Section 1.2 above with respect to the Parking Lot Improvements, the leasing of the Premises as provided for herein is made on an "AS-IS" condition and basis with all faults. Tenant and anyone claiming by, through or under Tenant hereby fully and irrevocably releases Landlord from any and all claims that it may now have or hereafter acquire against Landlord for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions (excluding, however, environmental matters, now or hereafter affecting the Premises), except as otherwise specifically set forth herein (collectively, "Losses"), except to the extent (i) such Losses arise from the negligence or misconduct or breach of this Lease of or by Landlord or Landlord's Parties or (ii) Landlord has indemnified Tenant against such Losses. This release includes claims of which Tenant is presently unaware or which Tenant does not presently suspect to exist in its favor which, if known by Tenant, would materially affect Tenant's release of Landlord. Tenant specifically waives the provision of California Civil Code 1542, which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

2.     Term.

2.1 Term; Notice of Lease Dates. This Lease shall be effective upon the date first above written (the "Effective Date"). Subject to Section 2.4(a) below, the term of this Lease (the "Term") shall commence upon the Actual Commencement Date for Office Building, the Actual Commencement Date for Manufacturing Building, and the Actual Commencement Date for Parking Lot with respect to the Office Building, Manufacturing Building and Parking Lot, respectively (hereinafter the Actual Commencement Dates for the Office Building, the Manufacturing Building and the Parking Lot may be collectively referred to as the "Respective Commencement Dates"). Within ten (10) days after Landlord's written request, Tenant and Landlord shall execute a written confirmation of the Respective Commencement Dates in the form of the Notice of Lease Term Dates attached hereto as Exhibit "D". The Notice of Lease Term Dates executed by Landlord shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

2.2 Estimated Commencement Date for Parking Lot. It is estimated by the parties that Landlord will deliver possession of the Parking Lot, and that the Term of this Lease respecting the Parking Lot will commence on, the Estimated Commencement Date for Parking Lot set forth in Section 1.6 of the Summary. The Estimated Commencement Date for Parking Lot is merely an estimate of the Actual Commencement Date for Parking Lot and, consequently, Tenant agrees that Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease
(except as set forth in Section 2.5 below) if the Term of this Lease respecting the Parking Lot does not commence by the Estimated Commencement Date for Parking Lot for any reason whatsoever, including any delays in Substantial Completion of the Parking Lot Improvements.

If Landlord has not delivered possession of the Parking Lot by June 1, 1997, due to Landlord's failure to Substantially Complete the Parking Lot Improvements (as such date is subject to extension by one day for each day Landlord is delayed in constructing the Parking Lot Improvements due to Force Majeure Delays), then Tenant may, following delivery of written notice to Landlord, construct the Parking Lot Improvements substantially in accordance with Exhibit "G". In such event, the Actual Commencement Date for Parking
Lot shall be the earlier to occur of (i) the date of Substantial Completion of the Parking Lot Improvements or (ii) ninety (90) days following the date Tenant gives Landlord written notice of its election to construct the Parking Lot Improvements. Within thirty (30) days following Substantial Completion of the Parking Lot Improvements and delivery to Landlord of evidence of the lien-free completion thereof and the costs incurred by Tenant in connection therewith, Landlord will reimburse Tenant the actual cost of construction of the Parking Lot Improvements. If Landlord fails to so reimburse Tenant within said thirty (30) day period, then the Rent for the Parking Lot will be calculated without the inclusion of the Parking Lot Improvement Costs, notwithstanding Section 1.9 of the Summary to the contrary.

2.3 Delivery; Early Occupancy. Landlord shall deliver possession of all of Parcel 1 on the first (lst) business day following the Acquisition Date
(as that term is defined in Section 2.5 below) (the "Early Occupancy Date") for purposes of construction of improvements to the Premises in accordance with the Work Letter attached hereto as Exhibit "C" ("Work Letter"); provided, however, Tenant acknowledges that approximately 30,000 square feet of the Manufacturing Building (in the approximate location depicted on Exhibit "A") and certain areas outside of the Manufacturing Building (as described on Exhibit "A") will be occupied by ALCOA (the current owner of the Premises) pursuant to a license for the purpose of removing certain trade fixtures, equipment and personal property, which removal is expected to be completed by February 28, 1997. Landlord represents and warrants to Tenant that such license will require ALCOA to vacate such space by February 28, 1997 (with an extension right to March 31, 1997). Landlord will exercise good faith efforts to cause ALCOA to remove its trade fixtures, equipment and personal property and vacate such portion of the Manufacturing Building by February 28, 1997
(or March 31, 1997, as applicable) and will exercise all remedies available under such license to cause such vacation. Notwithstanding anything to the contrary contained in this Lease (including, but not limited to, the Work Letter attached hereto), Tenant shall not perform or cause to be performed any tests or studies affecting or relating to the soils or subsurface areas below the Premises without prior written notice to and approval of Landlord, which approval shall not be unreasonably withheld or delayed. Such early occupancy shall be subject to all of the terms and conditions of this Lease (including, without limitation, Sections 10, 17, 20 and 22) except that Tenant will not be obligated to pay Monthly Rent for the Office Building or operating expenses for the Premises until the Actual Commencement Date for Office Building, and Tenant will not be obligated to pay Monthly Rent for the Manufacturing Building until the Actual Commencement Date for Manufacturing Building (however, Tenant will pay operating expenses associated with the entire Premises commencing on the Actual Commencement Date for Office Building). Landlord shall deliver the Office Building and Manufacturing Building in broom-clean condition and without any of ALCOA's trade fixtures, equipment or personal property other than those items identified on Exhibit "H" attached hereto.

2.4   Options  to  Extend.   Tenant shall have two (2) options (individually,
an "Extension Option" and collectively, the "Extension Options") to extend the Term for a period (individually, an "Option Period") of five (5) years, each commencing upon the Lease Expiration Date and the expiration of the first (1st) Option Period, as the case may be, upon the same terms and conditions previously applicable, except for the grant of any exercised Extension Option and Annual Rent (which shall be determined as set forth below). Each Extension Option may be validly exercised only by notice in writing received by Landlord not later than twelve (12) months prior to commencement of the Option Period; provided, however, that the Extension Option may be validly exercised only if no material Event of Default exists as of the date of exercise and, at Landlord's option, as of the commencement of the Option Period. If Tenant does not exercise an Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, the Extension Options shall forever terminate and be of no further force or effect. The Extension Options are personal to the original Tenant and any Permitted Assignee, may not be exercised by any person or entity other than the original Tenant or any Permitted Assignee, and shall become null and void if the original Tenant assigns its interest in this Lease or sublets any portion of the Premises to anyone other than a Permitted Assignee.

Annual Rent during each Option Period shall be equal to Fair Market Rental as of the commencement of such Option Period. For purposes hereof, "Fair Market Rental" shall mean the base rent payable to a willing landlord by a willing tenant having a similar financial responsibility, credit rating and capitalization as Tenant then has, taking into account all other relevant factors for like and comparable space including, without limitation, the uses permitted under this Lease, the lack of obligation to construct Tenant Improvements, and the limited real estate commission payable, improved with tenant improvements of like and comparable quality to those then existing in the Premises in the Rancho Bernardo business district of San Diego (or, if no comparable conditions exist in such area, then in the 1-15 corridor area of San Diego). At least six (6) months prior to the Option Period, Landlord shall notify Tenant of the Fair Market Rental as determined by Landlord. Any dispute between the parties hereto with respect to the amount so determined shall be resolved by appraisal, as set forth below; provided, however, that there shall be deemed not to be such a dispute unless Tenant notifies Landlord thereof in writing within one (1) month after Landlord so notifies Tenant of the Fair Market Rental and Tenant sets forth in such notice Tenant's determination of Fair Market Rental. If, in the event of a dispute, the appraisers have not determined the Fair Market Rental by commencement of the Option Period, Tenant shall pay as Annual Rent the amount determined by Landlord until such time as the Fair Market Rental has been determined by arbitration, whereupon Tenant shall pay any additional amount due to Landlord based upon such subsequent determination of Fair Market Rental. If the Annual Rent so paid by Tenant is higher than that ultimately
determined by the arbitration   process,   then  Landlord  shall   reimburse
such difference to Tenant.

If Tenant timely notifies Landlord in writing of Tenant's dispute regarding Landlord's determination of the Fair Market Rental, then Fair Market
Rental shall be determined as follows.  Landlord and  Tenant shall each appoint one appraiser who shall by profession be a real estate appraiser active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in San Diego County and who shall not have been employed or engaged by either party during
said  five (5) year  period.   Each  such  appraiser  shall  be appointed
within fifteen (15) days after Tenant  notifies Landlord of Tenant's dispute of
Landlord's determination of Fair Market  Rental.   The  two appraisers so
appointed shall within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who
shall be qualified under the same criteria set forth above.   The three
appraisers  shall,  within  thirty  (30)  days of the appointment of the third appraiser, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental for the Premises, and
shall notify  Landlord and  Tenant  thereof.   Such decision shall  be  based
upon the criteria and variables set forth above. The new Annual Rent shall thereafter be equal to the Fair Market Rental of the Premises so selected by the appraisers. The decision of the majority of the three
appraisers shall be binding upon  Landlord and  Tenant.   If either Landlord
or Tenant fails to appoint an appraiser within the time period specified hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraisers decision shall be binding upon Landlord and Tenant. If the two appraisers fail to agree upon and appoint a third appraiser, the two appraisers shall request the presiding judge of the Superior Court of San Diego, acting in his private capacity, or the head of the local chapter of the leading appraisal group, to appoint the third appraiser. Each party shall pay for its own appraiser and one-half (1/2) of the cost of the third appraiser.

Anything to the contrary herein notwithstanding, Landlord and Tenant agree that in no event shall Fair Market Rental for any full calendar month during an Option Period, whether determined by Landlord, by Tenant or by appraisal, ever be less than the Monthly Rent payable by Tenant for the full calendar month immediately preceding the Option Term for which Fair Market Rental is to be determined.

2.5 Conditions Precedent.

(a) Tenant acknowledges that Landlord is currently in escrow to acquire the Premises and Landlord intends to deliver possession of Parcel 1 to Tenant within one (1) business day following the date Landlord acquires the Premises (the "Acquisition Date"). Landlord's and Tenant's obligations under this Lease are conditioned upon Landlord's acquisition of the Premises on or before March 1, 1997. If Landlord has not acquired the Premises by March 1, 1997, then Landlord shall return the first month's Monthly Rent and the Security Deposit to Tenant and this Lease shall terminate and neither party shall have any further obligations to the other hereunder.

(b) Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for Rent if Landlord can otherwise deliver the Premises, or the applicable portion thereof, to Tenant as required hereunder) until Landlord has received from Tenant all of the following:
    (i) a copy of this Lease fully executed by Tenant; (ii) evidence satisfactory to Landlord of the deposit of the Security Deposit in accordance with Section 5 below, and the first installment of Monthly Rent in accordance with Section
    3.1 below; and (iii) copies of policies of insurance or certificates thereof as required under Section 21 of this Lease.

(c) If, as of the delivery of possession of the Parcel 1, Landlord's interest in the Premises is subject to a mortgage or deed of trust, then Tenant's obligations hereunder shall be subject to Landlord's delivery to Tenant of a commercially reasonable non-disturbance agreement (which agreement shall recognize Tenant's offset rights under the Work Letter). If such non-disturbance agreement has not been delivered to Tenant by the Actual Commencement Date for Office Building, Tenant may terminate this Lease by giving Landlord written notice thereof within ten (10) days thereafter, but prior to Landlord's delivery of such non-disturbance agreement.

3.      Rent.

3.1 Annual Rent. Tenant agrees to pay Landlord, as rent for the Premises, the Annual Rent designated in Sections 1.8 and 1.9 of the Summary. The
Annual Rent shall be paid by Tenant in twelve (12) equal monthly installments of Monthly Rent in the amounts designated in Sections 1.8 and 1.9 of the Summary in advance on the first day of each and every calendar month commencing upon the Respective Commencement Dates, except that the first full month's Monthly Rent for the Office Building and the Manufacturing Building shall, upon execution of this Lease by Tenant, be delivered into the escrow referred to in Section 2.5(a) above with instructions for disbursement to Landlord upon (i) Landlord's acquisition of the Premises and (ii) the determination of the escrow holder that it is in a position, without the requirement for Landlord to satisfy any additional conditions, to deliver to Landlord (and deliver a copy to Tenant) an owner's policy of title insurance insuring Landlord as the fee owner of the Property subject to Tenant's leasehold estate (as evidenced by a recorded memorandum of lease) in (a) first priority position or (b) second position, provided that the policy also evidences the recording of a nondisturbance, recognition and attornment agreement satisfying the requirements of Section 2.5(c) above executed by Tenant, Landlord and the holder of the lien shown on the title report as having priority over Tenant's leasehold estate. Monthly Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 Additional Rent; Management Fee. All amounts and charges payable by Tenant under this Lease in addition to the Annual Rent described in Section
3.1 above shall be considered additional rent for the purposes of this Lease, and the word "Rent" in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Annual Rent is referenced. The Annual Rent and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset, in lawful money of the United States of America. Tenant shall pay to Landlord as additional rent an annual management fee equal to two percent (2%) of Annual Rent for the Premises. Such fee shall be payable in twelve (1 2) equal monthly installments together with Monthly Rent.

3.3 Late Payments. Late payments of Monthly Rent and/or any item of additional rent will be subject to interest and a late charge as provided in Sections 22.6 and 22.7 below.

4.    Triple-Net  Lease.   All Rent shall be  absolutely net to Landlord so
that this Lease shall yield net to Landlord, the Rent to be paid each month during the Term of this Lease. Accordingly, except as specifically set forth herein, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises (excepting the Acquisition Costs) which may arise or become due during the Term of this Lease with respect to the Premises shall be paid by Tenant. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of Landlord.

5.    Security Deposit.  Concurrently with the execution of this Lease,
Tenant shall deposit the Security Deposit designated in Section 1.10 of the Summary into an investment escrow account with Morgan Stanley or
Montgomery Securities or such other investment company as is reasonably acceptable to both Landlord and Tenant. The escrow instructions for such account shall be subject to Landlord's prior approval and must provide the following: (i) Landlord will not acquire any rights to the monies in such account until Landlord's acquisition of the Premises and delivery of possession of Parcel 1 as contemplated in Section 2.3 (unless such delivery does not occur by reason of the failure of Tenant's obligations described in
Section 2.5(b) above) and Landlord has satisfied the conditions to disbursement of the first full month's Monthly Rent set forth in Section 3.1 of this Lease; (ii) that Landlord shall have a first priority security interest in the monies in such account, (iii) Landlord will have access to the monies in such account upon Landlord's delivery of a certificate to the escrow holder certifying that (A) there exists an Event of Default, and (B) Landlord is entitled to receive such payment(s) in the specified amount pursuant to the terms and conditions of the Lease; (iv) that Tenant shall have the right to direct the investment decisions for the account provided that all such investments shall be limited to those customarily utilized in a conservative pension fund investment portfolio; (v) that escrow shall distribute all earnings from the account in excess of the then-required Security Deposit directly to Tenant; and (vi) any funds remaining in the account after thirty (30) days following the expiration or earlier termination of this Lease for which Landlord has not requested disbursement pursuant to clause (iii) above within said thirty (30) day period shall be returned to Tenant. If Landlord withdraws more funds from the escrow account than necessary to cure an Event of Default, Landlord shall promptly re-deposit such excess funds into the escrow account. If Landlord fails to re-deposit such funds into the escrow account within five (5) Business Days after
Landlord realizes or reasonably should have realized that Landlord had withdrawn excess funds, Landlord shall also be obligated to pay to Tenant interest on such amount at the Interest Rate from the expiration of such five
(5) Business Day period until the date of re-deposit.  Landlord may not request a withdrawal from the escrow account after thirty (30) days following the expiration or sooner termination of this Lease. Tenant hereby acknowledges and agrees that Landlord shall have no liability or responsibility for any loss of principal or interest not caused by Landlord from such account and that Tenant shall, within ten (10) days from the date of any such loss, deposit cash into the account sufficient to restore the Security Deposit to its then-required amount. The Security Deposit shall be held as security for the full and faithful performance by Tenant of all of  the  terms,  covenants and conditions of  this  Lease  to  be performed by Tenant during the Term. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any of its obligations under this Lease, Landlord  may (but  shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its
original amount.   The Security Deposit (or any balance thereof  remaining
following Landlord's use of the Security Deposit [or portion thereof as permitted by this Lease] which has not been restored by Tenant) shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term. If Landlord sells its interest in the Premises during the Lease Term and if Landlord transfers to the purchaser the Security Deposit (or balance thereof, and such purchaser acknowledges receipt thereof, then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit. So long as no Event of Default under this Lease has occurred prior to the reduction dates set forth below, the required Security Deposit shall be reduced in accordance with the following schedule if, on or before the date for any scheduled reduction in the required Security Deposit, Landlord has not delivered a request for a withdrawal from such account, accompanied by the required certificate described above :

                 Month of
         Lease Term respecting the
              Office Building                   Required Security Deposit

                     1-12                         $2,224,416.00

                     13-24                        $1,516,277.00

                     25-36                        $808,138.00

                     37-end                       $100,000.00

Landlord will waive the requirement to maintain the Security Deposit upon the satisfaction of the following conditions: (i) at the time of Tenant's request for such waiver, Tenant has a tangible net worth of at least Seventy-Five Million Dollars ($75,000,000.00) and no Event of Default exists and (ii) during the immediately preceding six (6) month period, there has been no Event of Default and Tenant has maintained a tangible net worth of at least Seventy-Five Million Dollars ($75,000,000.00).

6.  Use.

6.1   General.   Tenant  shall use the Premises  solely  for  the Permitted
Use  specified in Section 1.1 I of  the  Summary,  and shall not use or permit the Premises to be used for any other use or  purpose  whatsoever.
Tenant shall,  at  its  sole  cost  and expense, observe and comply with all requirements of any board of fire  underwriters or similar body relating to the Premises,  and all laws, statutes, codes, rules and regulations now or hereafter in  force relating to or affecting the use, occupancy, alteration or  improvement  (whether structural or  non-structural)  of  the Premises, including, without limitation, the provisions of  Title III of the Americans with Disabilities Act of 1990 as it pertains to  Tenant's use, occupancy, improvement and alteration  (whether structural or non-structural) of the
Premises.  Tenant shall  not use  or  allow  the Premises to be used (a) in violation  of  any recorded  covenants,  conditions and restrictions affecting  the Premises or of any law or governmental rule or regulation, or of any  certificate of occupancy issued for the Premises, or (b) for any unlawful purpose.  Tenant shall not cause, maintain or permit any  nuisance in, on or about the Premises, nor commit or  suffer to  be  committed  any waste  in,  on  or  about  the  Premises. Notwithstanding  any provision to the contrary  herein,  Tenant's obligations to comply with laws, ordinances,
regulations and  the like   shall   not   include  the  obligation  to
comply   with environmental laws, ordinances, regulations and the  like  except to the extent applicable to Hazardous Materials introduced to the Premises by  Tenant or Tenant's Parties, and  Landlord  releases Tenant  from, and waives any and all claims against,  Tenant  for any liability resulting from any Hazardous Materials not introduced to the Premises by Tenant or Tenant's
Parties.

6.2    Signs,  Awnings  and  Canopies.   Tenant  shall  have  the exclusive
right to install upon the Premises  such  signage  as Tenant  deems appropriate provided Tenant obtains approval  from all governmental
authorities  having  jurisdiction  over   the Premises  and  from  Landlord,
which  approval  shall   not   be unreasonably withheld or delayed.  Tenant
agrees to maintain  any such  sign,  awning, canopy, decoration, lettering or advertising matter  as  may  be  approved by Landlord in good  condition  and repair at all times.  At the expiration or earlier termination of this Lease, at  Landlord's election, Tenant  shall  remove  all signs, awnings, canopies, decorations, lettering and advertising and shall repair any damage to the
Premises resulting therefrom all at  Tenant's  sole cost and expense.   If
Tenant  fails  to maintain  any such approved sign, awning, decoration, lettering, or  advertising, Landlord may do so following thirty  (30)  days'
prior  written  notice  to  Tenant  and  Tenant  shall  reimburse Landlord for  such cost.  If, without Landlord's  prior  written consent,  Tenant installs any sign, awning, decoration, lettering or  advertising, or fails to remove any  such  item(s)  at  the expiration  or  earlier termination of this Lease,  Landlord  may have such item(s) removed and stored and may repair any damage to the  Premises  at Tenant's expense.  The removal, repair  and/or storage costs shall bear interest until paid at the Interest
Rate.

6.3 Hazardous Materials. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and commo household cleaning materials (some or all of which may constitute "Hazardous
Materials" as defined in this Lease), neither Tenant nor its agents, employees, subtenants, assignees, licensees, contractors or invitees
(collectively, "Tenant's Parties") shall cause any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises without the prior written consent of Landlord, which consent Landlord may withhold in its sole but reasonable discretion.
Concurrently with the execution of this Lease, Tenant agrees to complete and deliver to Landlord an Environmental Questionnaire in the form of Exhibit "E" attached hereto. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises by Tenant or any of Tenant's Parties.

To the fullest extent permitted by law, Tenant agrees to promptly indemnify,
protect,  defend  and  hold  harmless  Landlord   and Landlord's  partners,
officers,  directors,  employees,  agents, successors and assigns
(collectively,  "Landlord  Indemnified Parties") from and against any and all
claims,   damages, judgments,  suits,  causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees,  consultant fees and expert fees and court costs)
which arise or result from the presence of Hazardous Materials on, in, under or about the Premises  and  which  are caused by Tenant  or  any  of  Tenant's
Parties.   Tenant  agrees  to promptly  notify  Landlord  of  any release  of
Hazardous Materials which Tenant  becomes  aware  of during the Term of this
Lease, whether caused by Tenant  or  any other  persons  or  entities.  In the event  of  any  release  of Hazardous Materials caused by Tenant or any of
Tenant's  Parties, Landlord  shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary  or appropriate  to  remediate such release and prevent  any  similar future
release  to the satisfaction of Landlord  and  Landlord's mortgagee(s).   At
all  times during the  Term  of  this  Lease, Landlord  will have the right, but not the obligation, to enter upon  the Premises to inspect, investigate, sample and/or monitor the  Premises  to determine if Tenant is in compliance with  the terms  of this Lease regarding Hazardous Materials.  As  used  in this Lease, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances or wastes as now  or hereafter designated  under any law, statute,  ordinance,  rule, regulation, order or ruling of any agency  of  the  State,  the United  States  Government or any
local  governmental  authority, including,  without  limitation, asbestos, petroleum,  petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation,  polychlorinated biphenyis ("PCBs"),  and freon and other  chlorofluorocarbons.  The provisions of this  Section  6.3 will survive the expiration or earlier termination of this Lease.

To the fullest extent  permitted by law,  Landlord  agrees  to promptly indemnify, protect, defend and hold harmless Tenant  and Tenant's  partners,
officers,  directors,  employees,   agents, successors and assigns
(collectively,  "Tenant   Indemnified Parties") from and against any and all
claims,   damages, judgments,  suits,  causes of action, losses, liabilities,
penalties,   fines,   expenses  and  costs  (including, without limitation,
clean-up, removal, remediation and restoration costs, sums  paid  in settlement of claims, attorneys' fees,  consultant fees  and expert fees and court costs) which arise or result from the  presence of Hazardous Materials on, in, under or  about  the Premises  and  which are caused by Landlord or any of  Landlord's employees, agents or contractor  (collectively, "Landlord's
Parties").  Notwithstanding any provision to the contrary in this Lease, if any environmental condition arises with respect to  the Premises  for  which
Tenant  has been  released  from  liability hereunder, and for which Tenant is therefore  not  responsible under this Lease, and Landlord does not remediate such environmental condition (which Landlord shall have the right but not the obligation hereunder to do, unless caused by Landlord  or Landlord's
Parties) as and to the extent required by  applicable law and adequately protect the health and safety of Tenant  and Tenant's  Parties  during such remediation  activity,  and  such environmental  condition  would pose a material  threat  to  the health  and safety of Tenant's Parties if unremediated, then (i) Tenant  shall  have the right to terminate this Lease, effective upon  the date stated in Tenant's written notice to Landlord (and
Landlord's Lender) exercising such right to terminate;  provided, however,
Landlord (or  Landlord's lender) may rescind such termination by commencing such remediation and providing for such adequate protection within ninety
(90) days following receipt  of such  termination notice, and thereafter diligently pursuing such remediation to completion, and (ii) if such environmental condition was not caused by Landlord or Landlord's Parties,  then neither  Landlord nor Landlord's Parties shall have, and  Tenant, on behalf of  itself  only, releases  Landlord  and  Landlord's Parties  from, any
liability arising  from  such  environmental condition.   Notwithstanding the
foregoing, Tenant's  termination right  under clause (i) of the preceding sentence shall not apply with  respect  to  the environmental condition  of the  Premises disclosed  by  that  certain  AEPI Permit  By  Rule/Conditionally
Authorized Facility Closure Plan amended as of December 11, 1996 and  those certain  Specifications  for  Decontamination and Demolition,  provided such environmental condition is  remediated in accordance with said plans and specifications.

Notwithstanding the foregoing, Landlord consents to the storage and use at the Premises, and disposal from the Premises, of certain Hazardous Materials upon the following conditions:

(a) The Hazardous Materials are only those materials that are necessary for Tenant's manufacture of semiconductor capital equipment at the Premises;

(b) The storage, use and disposal of the Hazardous Materials complies with all applicable laws, and no disposal of the Hazardous Materials shall be through the drains of the Premises or the trash receptacles at the Premises without Landlord's prior written consent;

(c) The storage, use and disposal of the Hazardous Materials does not result in objectionable odors or health hazards to adjacent owners;

(d) Tenant obtains and maintains all permits and approvals necessary for the storage, use and disposal of the Hazardous
    Materials;

(e) On the first day of each calendar year during the Term (and, in addition, promptly following the date Tenant uses, stores or disposes new Hazardous Materials that have not been previously disclosed to Landlord), Tenant shall deliver to Landlord a disclosure statement containing the following:

     (i) A list containing, to the best knowledge of Tenant, all Hazardous Materials and the quantities thereof stored, used or disposed from the Premises during the preceding calendar year;

     (ii) A statement that (A) the use, storage and disposal of such Hazardous Materials complies with all applicable laws, (B) Tenant has all necessary permits and approvals for the use, storage and disposal thereof, and (C) identifies the method of disposal of such Hazardous
         Materials; and

     (iii)  Copies  of  all necessary permits  and  approvals
         relating  to  the  use,  storage and  disposal  of  such
         Hazardous   Materials  to  the  extent  not   previously
         delivered to Landlord;

(f) Tenant shall immediately advise Landlord in writing of, and provide Landlord a copy of:

     (i) Any   notice  of  violation  or  potential  or   alleged
         violation  of  any  law concerning  Hazardous  Materials
         received by Tenant from any governmental agency;

     (ii) Any and all inquiry, investigation, enforcement, clean-
         up,   removal  or  governmental  or  regulatory  actions
         instituted  or  threatened relating  to  Tenant  or  the
         Premises; and
     (iii)  All  claims made or threatened by any third party
         against Tenant or the Premises relating to any Hazardous
         Materials.

In the event any of the preceding conditions are not satisfied, Tenant shall immediately cease the use, storage and disposal of Hazardous Materials until all such conditions are satisfied. Landlord's consent to the use, storage and disposal of such Hazardous Materials shall not constitute an assumption of the risk respecting the same and Tenant shall indemnify, protect, defend and hold the Landlord Indemnified Parties harmless from and against the same as required by this Section 6.3.

6.4   Refuse  and Sewage.  Tenant agrees not to keep  any  trash, garbage, waste or other refuse on the Premises except in sanitary containers  and agrees to regularly and frequently  remove  same from  the  Premises.  Tenant shall keep all containers  or  other equipment  used  for storage of such
materials  in  a  clean  and sanitary  condition.   Tenant shall, at Tenant's
sole  cost  and expense,  properly dispose of all sanitary sewage and  shall not use  the  sewage  disposal system for the  disposal  of  anything except sanitary  sewage.  Tenant shall keep the sewage  disposal system  free of all obstructions and in good operating condition. Tenant shall contract directly for all trash disposal services at Tenant's sole cost and expense.

7.    Payments and Notices.  All Rent and other sums  payable  by Tenant to
Landlord hereunder shall be paid to Landlord  at  the address  designated in
Section 1.1 of the Summary,  or  to  such other  persons and/or at such other places as Landlord may hereafter designate in writing.  Any notice required or permitted to be given hereunder must be in writing and may be given by personal  delivery  (including delivery by nationally  recognized overnight
courier   or  express  mailing  service),   facsimile transmission,  or  by
registered  or  certified  mail,   postage prepaid, return receipt requested,
addressed to  Tenant  at  the address(es)  designated in Section 1.2  of  the
Summary,  or  to Landlord  at  the address(es) designated in Section  1.1  of the Summary.  Any notice or report addressed to Tenant or to Landlord shall be deemed to have been given (i) when delivered if given by personal delivery,  (ii) instantaneously  upon  confirmation  of receipt of facsimile if such confirmation is on or before  5:00 p.m. (recipient's time) on a
Business Day, otherwise on the next Business  Day, (iii) on the date the U.S.
Post office  certifies delivery, nondeliverability or refusal of delivery if such notice or report  was  deposited in the United States mail,  certified, postage  prepaid,  and  (iv)  in all other  cases  when  actually received.
 Either party may change its address by giving  notice of the same in
accordance  with  this  Paragraph.   The  term "Business  Day") as used in
this Lease shall mean Monday  through Friday,  excepting those holidays observed by  the  U.S.  PostalService.

8.    Brokers.   The  parties recognize that  the  broker(s)  who
negotiated this Lease are stated in Section 1.12 of the  Summary.
Each  party  represents and warrants to the other, that,  to  its knowledge, no other broker, agent or finder (a) negotiated or was instrumental  in negotiating or consummating this  Lease  on  its behalf,  and  (b)  is  or might be entitled to  a  commission  or compensation in connection with this Lease.  Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein  shall be  paid by Tenant.  Tenant shall indemnify, protect, defend  (by counsel  reasonably  approved in writing by  Landlord)  and  hold
Landlord harmless from and against any and all claims, judgments,
suits,  causes  of  action,  damages,  losses,  liabilities   and
expenses  (including attorneys' fees and court  costs)  resulting from  any  breach  by  Tenant  of the  foregoing  representation, including,  without limitation, any claims that may  be  asserted against  Landlord by any broker, agent or finder  undisclosed  by
Tenant  herein.   Landlord shall indemnify, protect,  defend  (by
counsel reasonably approved in writing by Tenant) and hold Tenant harmless  from and against any and all claims, judgments,  suits, causes  of  action,  damages, losses,  liabilities  and  expenses
(including  attorneys' fees and court costs) resulting  from  any breach  by  Landlord of the foregoing representation,  including, without  limitation,  any  claims that may  be  asserted  against
Tenant  by  any broker, agent or finder undisclosed  by  Landlord
herein.   The foregoing indemnities shall survive the  expiration
or earlier termination of this Lease.

9.  Surrender; Holding Over.

9.1   Surrender  of  Premises.  Upon  the  expiration  or  sooner termination  of this Lease, Tenant shall surrender all  keys  for the  Premises  to  Landlord, and Tenant shall  deliver  exclusive possession  of the Premises to Landlord broom clean  and  in  the same  condition  and repair as existed on the  date  the  initial
Tenant  Improvements  were completed, reasonable  wear  and  tear
excepted   (and  casualty  damage  excepted  if  this  Lease   is
terminated   as  a  result  thereof  pursuant  to  Section   18),
condemnation  excepted and Hazardous Materials not caused  to  be present  in,  on  ,  under or about the  Premises  by  Tenant  or
Tenant's Parties excepted, with all of Tenant's personal property
(and  those  items,  if  any, of Tenant Improvements  and  Tenant
Changes  identified by Landlord pursuant to Section  12.2  below)
removed therefrom and all damage caused by such removal repaired,
as  required pursuant to Sections 12.2 and 12.3 below.   If,  for
any  reason,  Tenant  fails  to surrender  the  Premises  on  the expiration  or  earlier  termination of  this  Lease,  with  such removal and repair obligations completed in the time required  by
Sections 12.2 and 12.3 below, then, in addition to the provisions of  Section  9.3  below and Landlord's rights and remedies  under
Section 12.4 and the other provisions of this Lease, Tenant shall indemnify,  protect,  defend (by counsel reasonably  approved  in writing  by Landlord) and hold Landlord harmless from and against any  and all claims, judgments, suits, causes of action, damages, losses,  liabilities and expenses (including attorneys' fees  and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon.  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 Holding Over. If Tenant holds over after the expiration or earlier termination of the Lease Term, then, without waiver of any right on the part of Landlord as a result of Tenant's failure to timely surrender possession of the Premises to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable
(including Tenant's obligation to pay all costs, expenses and any other additional rent under this Lease), but at a Monthly Rent equal to: one hundred twenty-five percent (125%) of the Monthly
Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease.

10.  Taxes.

10.1  Real  Property  Taxes.  Tenant shall pay  all  general  and special  real  property  taxes, assessments  (including,  without limitation,  change  in ownership taxes or  assessments),  liens,
bond   obligations,  license  fees  or  taxes  and  any   similar
impositions in-lieu of other impositions now or previously within the  definition of real property taxes or assessments and any and all  assessments under any covenants, conditions and restrictions affecting the Premises (collectively "Real Property Taxes") which may  be levied or assessed against the Premises applicable to the period  from the Early Occupancy Date with respect to  Parcel  1, and the Actual Commencement Date for Parking Lot with respect  to
Parcel  2,  until  the expiration or sooner termination  of  this
Lease.   Notwithstanding the foregoing provisions,  if  the  Real
Property  Taxes are not levied and assessed against the  Premises as  separate tax parcels, then Tenant shall pay Tenant's pro rata share  of all Real Property Taxes which may be levied or assessed by  any lawful authority against the land and improvements of the separate  tax parcel on which the Premises are located.  Tenant's pro  rata  share  under such circumstances shall  be  apportioned according to the floor area of the Premises as it relates to  the total leasable floor area of all of the buildings (including  the
Premises)  situated  in  the separate tax  parcel  in  which  the
Premises is located.

Tenant  reserves  the right to approve any assessment  of  public improvements that may affect the Premises to the extent  Landlord has  such  night.  Any future assessments for public improvements may  be paid by Landlord in full or in installments, but Tenant's
contribution  will  be  determined  and  payable  based  on   the
assumption that such assessments were allowed to go to  bond  and became payable in installments.

All  Real  Property  Taxes for the tax year in  which  the  Early
Occupancy  Date and the Actual Commencement Date for Parking  Lot
occur  and for the tax year in which this Lease terminates  shall
be   apportioned  and  adjusted  so  that  Tenant  shall  not  be responsible  for  any Real Property Taxes for a  period  of  time occurring  prior  to  the Early Occupancy  Date  and  the  Actual
Commencement Date for Parking Lot or subsequent to the expiration of the Lease term.

Tenant agrees to pay to the taxing authority entitled thereto the total Real Property Taxes due. Any of said payments to be made directly to the taxing authority shall be made prior to the delinquency date established by the taxing authority, and Tenant shall, concurrently with such payment, deliver evidence of such payment to Landlord. Failure of Tenant to pay said Real Property
Taxes as and when herein specified shall, in addition to all other rights and remedies of Landlord hereunder, subject Tenant to any fine, penalty, interest, or cost which Landlord may incur as a result thereof. Tenant shall, within thirty (30) days after demand, reimburse Landlord for any such fine, penalty, interest, or cost, together with interest thereon at the Interest Rate.

If  at  any  time during the Term under the laws  of  the  United
States,  or  the  state, county, municipality, or  any  political subdivision thereof in which the Premises is located,  a  tax  or excise  on  rent or any other tax however described is levied  or assessed  by any such political body against Landlord on  account of  rent  payable to Landlord hereunder or any tax  based  on  or measured  by  expenditures made by Tenant on behalf of  Landlord, such tax or excise shall be considered "Real Property Taxes"  for purposes  of this Section 10.1, and shall be payable in  full  by
Tenant.   Such taxes or excises shall be payable within ten  (IO)
days  after  Tenant's  receipt of  the  tax  bill  therefor  from
Landlord.

10.2 Personal Property Taxes. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord's property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord's cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

11. Repairs.

11.1 Tenant's Repair Obligations.  Tenant shall at all times  and at Tenant's sole cost and expense, keep, maintain, clean, repair, replace  and  preserve the Premises and all parts  thereof,  both structural  and  non-structural, including,  without  limitation, utility  meters,  plumbing,  pipes  and  conduits,  all  heating, ventilating  and  air  conditioning systems  located  within  the
Premises, all fixtures, furniture and equipment, Tenant's  signs, if any, locks, closing devices, security devices, windows, window
sashes,   casements  and  frames,  floors  and  floor  coverings,
shelving, restrooms, ceilings, interior and exterior walls, roof, foundations,  skylights,  interior  and  demising  walls,  doors, electrical  and  lighting equipment, sprinkler  systems,  parking areas, driveways, walkways, parking lots, loading dock areas  and doors, rail spur areas, fences, signs, lawns and landscaping,  if any,  and  any  Tenant  Improvements,  Tenant  Changes  or  other alterations, additions and other property and/or fixtures located within  the  Premises in good condition and  repair,  except  for reasonable  wear  and tear, casualty damage  (if  Tenant  is  not
obligated   to  repair  hereunder),  condemnation  and  Hazardous
Materials not introduced to, in, on, under or about the  Premises by  Tenant  or Tenant's Parties.  Tenant's repair and maintenance obligations shall include, but not be limited to, slurry  coating the  parking  areas of Parcel 1 and the Parking Lot every  thirty
(30)  months;  parking area and driveway sweeping and  repairing;
and  responsibility for painting.  Tenant agrees to  procure  and maintain  maintenance contracts for all heating, ventilating  and air  conditioning  systems with reputable contractors  reasonably approved  by  Landlord.  Such maintenance and  repairs  shall  be performed  with  due  diligence, lien-free  and  in  a  good  and workmanlike manner, by licensed contractor(s) which are  selected by Tenant and approved by Landlord, which approval Landlord shall
not  unreasonably  withhold  or  delay.   Except  to  the  extent
provided in Section 1.2 above with respect to the construction of the  Parking Lot Improvements, Landlord shall have no  obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.


11.2  Landlord's Repair Rights.  Tenant waives the right to  make repairs at Landlord's expense under any law, statute or ordinance
now   or  hereafter  in  effect  (including  the  provisions   of
California Civil Code Section 1942 and any successive sections or statutes  of  a  similar  nature).  If Tenant  fails  to  perform
Tenant's  obligations  under Section 11.1 hereof,  or  under  any other  provision  of  this Lease, then Landlord  shall  have  the option (but not the obligation) to enter upon the Premises  after ten (10) days' prior written notice to Tenant, or in the case  of an  emergency  immediately without prior notice, to perform  such obligations  on Tenant's behalf necessary to return the  Premises to  good  order,  condition and repair.  The  costs  incurred  by
Landlord  pursuant  to  this Section 11.2 shall  become  due  and payable to Landlord, upon demand.

11.3  Landlord's  Contribution to Certain Expenditures.   If  any
replacement obligation of Tenant under Section 11.1 with  respect to  a  Basic  Element would normally be capitalized under  normal accounting  practice  and  is in excess of  Twenty-Five  Thousand
Dollars ($25,000.00), and if as a result of such expenditure  the useful life of the Basic Element (as such useful life is based on
the   estimated  actual  life  pursuant  to  generally   accepted
accounting practices) will extend beyond the Term, then,  subject to the requirements set forth in this Section 11.3, Landlord will reimburse  Tenant  for  Landlord's prorata share  thereof  within thirty  (30)  days following the expiration or sooner termination of  this  Lease; provided, however, Landlord will  have  no  such reimbursement obligation if this Lease terminates as a result  of
an   Event  of  Default.   Landlord's  prorata  share   of   such
expenditure  shall be a fraction, the numerator of which  is  the number  of  months  remaining on the useful  life  of  the  Basic
Element after the expiration or sooner termination of this Lease, and the denominator of which is the total number of months of the useful  life  of the Basic Element.  As a condition precedent  to
Landlord's obligation to reimburse Tenant for a prorata share  of any  such expenditure, Tenant shall first obtain Landlord's prior written approval of the contractor, the plans and specifications, the  amount of any such expenditure and the useful life resulting from  such  expenditure, which approval shall not be unreasonably withheld or delayed.  Upon such approval, either party shall,  at the  other party's request, enter into an amendment of this Lease identifying the amount subject to reimbursement by Landlord.  The
"Basic Elements" are the foundations and structural walls of  the
Premises, HVAC equipment and the roof.

12. Alterations.

12.1 Tenant Changes; Conditions.

(a) Tenant   shall   not   make   any   alterations,   additions,
    improvements  or  decorations to the Premises  (collectively,
    "Tenant Changes," and individually, a "Tenant Change") unless
    Tenant   first  obtains  Landlord's  prior  written  approval
    thereof,  which  approval  Landlord  shall  not  unreasonably
    withhold   or   delayed.   Notwithstanding   the   foregoing,
    Landlord's  prior  approval shall not  be  required  for  any
    Tenant Change which satisfies all of the following conditions
    (hereinafter a "Pre-Approved Change"): (i) the costs of  such
    Tenant   Change  does  not  exceed  Fifty  Thousand   Dollars
    ($50,000.00); (iii) Tenant delivers to Landlord final  plans, specifications and working drawings for such Tenant Change at least  ten  (1  0)  days prior to commencement  of  the  work thereof; (iv) Tenant and such Tenant Change otherwise satisfy all  other conditions set forth in this Section 12.1; and (v)
    the Tenant Change does not affect the structural, mechanical, life-safety or exterior elements of the Premises.

(b) All Tenant Changes shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all applicable laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; and (iv) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(c) Throughout the performance of the Tenant Changes, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in reasonable amounts.

12.2   Removal  of  Tenant Changes and Tenant Improvements.   All
Tenant  Changes  and  the  initial  Tenant  Improvements  in  the
Premises  (whether installed or paid for by Landlord or  Tenant), shall  become the property of Landlord and shall remain upon  and be  surrendered with the Premises at the end of the Term of  this
Lease; provided, however, (i) Tenant shall remove those items  of the  initial Tenant Improvements, if any, designated for  removal pursuant  to  the Work Letter and (ii) Landlord may,  by  written notice  delivered  to Tenant on or before the expiration  of  the
Lease  Term  (or  upon  any  sooner termination  of  this  Lease)
identify  those  items  of Tenant Changes  which  Landlord  shall require  Tenant to remove at the end of the Term  of  this  Lease
(however,  if  Tenant, prior to the installation  of  any  Tenant
Changes, requested in writing that Landlord identify whether  the proposed  Tenant  Changes must be removed at  the  expiration  or termination of this Lease [which notice further informed Landlord that  Landlord's failure to respond within ten (1 0)  days  would result  in  Landlord's waiver of the right to require removal  of the  Tenant  Changes], and Landlord did not give  Tenant  written notice  within  ten  (1 0) days thereafter  that  Landlord  would require  the removal of any such items, then Tenant will  not  be required  to remove the same at the expiration or termination  of
this  Lease).   If  Landlord requires Tenant to remove  any  such
items  as described above, Tenant shall, at its sole cost, remove the  identified items on or before the later to occur of (i)  the expiration  or  sooner termination of this Lease or  (ii)  thirty
(30)  days following Tenant's receipt of written notice  of  such requirement, and repair any damage to the Premises caused by such removal (or, at Landlord's option, shall pay to Landlord  all  of
Landlord's  reasonable costs of such removal and repair  provided that  Landlord  provides  Tenant with  reasonable  evidence  that
Landlord  incurred such costs).  Notwithstanding the thirty  (30)
day  time  period for Tenant's removal specified above,  if  such removal  cannot  be completed without incurring overtime  charge, such  time  period  shall be extended by  the  period  reasonably required to permit Tenant to complete such removal and repair (if any repair is required).

12.3 Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

12.4 Tenant's Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or if Tenant fails to remove any items of Tenant Improvements or Tenant Changes identified by Landlord for removal pursuant to, and within the time required by, Section
12.2 above, Landlord may, (without liability to Tenant for loss thereof), at Tenant's sole cost and in addition to Landlord's other rights and remedies under this Lease, at law or in equity:
(a) remove and store such items in accordance with applicable law; and/or (b) upon ten (1 0) days' prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

13.    Liens.    Tenant   shall  not   permit   any   mechanic's,
materialmen's or other liens to be filed against all or any  part of  the Premises, nor against Tenant's leasehold interest in  the
Premises,  by  reason  of  or  in connection  with  any  repairs,
alterations,  improvements  or  other  work  contracted  for   or
undertaken  by Tenant or any other act or omission of  Tenant  or
Tenant's  agents, employees, contractors, licensees or  invitees.
Tenant  shall,  at  Landlord's  request,  provide  Landlord  with enforceable,  conditional  and final  lien  releases  (and  other
reasonable   evidence  reasonably  requested   by   Landlord   to
demonstrate  protection from liens) from all  persons  furnishing
labor  and/or  materials with respect to the Premises.   Landlord
shall  have  the  right at all reasonable times to  post  on  the
Premises  and record any notices of non-responsibility  which  it
deems  necessary  for protection from such liens.   If  any  such
liens  are  filed,  Tenant shall, at its sole  cost,  immediately cause such lien to be released of record or bonded so that it  no longer  affects title to the Premises.  If Tenant fails to  cause such lien to be so released or bonded within the earlier to occur of (i) five (5) days prior to the date the lien may be foreclosed upon  or (ii) twenty (20) days after Tenant has actual notice  of the  filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant  from any  of  its obligations, cause such lien to be released  by  any means it shall deem proper, including payment in satisfaction  of
the  claim  giving  rise  to  such lien.   If  Landlord  acquires
knowledge that any such lien has been filed against the Premises,
Landlord  will  promptly  give  Tenant  written  notice  thereof.
Tenant  shall pay to Landlord within five (5) days after  receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the  date of such payment by Landlord.

14. Assignment and Subletting.

14.1 Restriction on Transfer.  Tenant will not assign or encumber this Lease in whole or in part, nor sublet all or any part of the
Premises,  without the prior written consent of  Landlord,  which consent Landlord will not unreasonably withhold or delay,  except as  provided in this Section 14.  The consent by Landlord to  any assignment,  encumbrance or subletting  shall  not  constitute  a waiver  of  the  necessity  for such consent  to  any  subsequent assignment or subletting.  This prohibition against assigning  or subletting  shall  be construed to include a prohibition  against any  assignment or subletting by operation of law.  If this Lease is assigned by Tenant, or if the Premises or any part thereof are sublet  or  occupied by any person or entity other  than  Tenant,
Landlord  may collect rent from the assignee, and apply  the  net amount  collected  to  the  rent herein  reserved,  but  no  such assignment, subletting, occupancy or collection shall be deemed a waiver  on  the  part  of  Landlord, or  the  acceptance  of  the assignee, subtenant or occupant as Tenant, or a release of Tenant from  the further performance by Tenant of covenants on the  part of  Tenant  herein contained unless expressly made in writing  by
Landlord.   Irrespective of any assignment  or  sublease,  Tenant
shall  remain  fully liable under this Lease  and  shall  not  be
released  from  performing  any  of  the  terms,  covenants   and
conditions of this Lease.  Without limiting in any way Landlord's right  to withhold its consent on any reasonable grounds,  it  is agreed  that Landlord will not be acting unreasonably in refusing to  consent  to  an  assignment or  sublease  if,  in  Landlord's opinion,  (i)  the  net worth or financial capabilities  of  such assignee  or  subtenant is less than that of Tenant at  the  date hereof,  (ii)  the proposed assignee does not have the  financial capability  to fulfill the obligations imposed by the assignment,
(iii)  the  proposed assignment or sublease involves a change  of use  of  the  Premises from that specified herein,  or  (iv)  the proposed  assignee is not, in Landlord's reasonable  opinion,  of reputable  or good character.  Any proposed assignee or subtenant which  Landlord does not disapprove shall be deemed a  "Permitted
Business."  If Tenant assigns this Lease or sublets the  Premises to  a  third party who is not in any way affiliated or  connected with Tenant by way of a merger, reorganization, consolidation  or otherwise,  fifty percent (50%) of any rent, additional  rent  or other compensation paid to Tenant in addition to the Rent payable to Landlord as set forth in this Lease shall be paid by Tenant to
Landlord as additional rent.  In calculating excess rent or other consideration  which  may  be  payable  to  Landlord  under  this
Section,   Tenant   will  be  entitled  to  deduct   commercially
reasonable third party brokerage commissions and attorneys'  fees and  other amounts reasonably and actually expended by Tenant  in connection  with  such  assignment or  subletting  if  acceptable written  evidence of such expenditures is provided  to  Landlord.
If  Tenant  is a corporation, or is an unincorporated association or  partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in  the aggregate in excess of forty-nine percent (49%) shall  be deemed  an assignment within the meaning and provisions  of  this
Section  14.1. Notwithstanding any provision to the  contrary  in this  Lease, Tenant may, without Landlord's prior written consent and  without  any  participation by Landlord  in  assignment  and subletting proceeds, sublet the Premises or assign this Lease to:
(i)  a  subsidiary, affiliate, division or corporation controlled
or   under   common  control  with  Tenant-,  (ii)  a   successor
corporation   related   to   Tenant  by  merger,   consolidation,
nonbankruptcy reorganization, or government action;  or  (iii)  a purchaser  of substantially all of Tenant's assets (collectively,
"Permitted  Assignees"),  provided that,  within  ten  (10)  days following  the effective date of such transaction,  Tenant  gives
Landlord   written  notice  of  the  transaction  and  sufficient
information  to  evidence  that  the  transaction  satisfies  the foregoing  requirements, together with the  Permitted  Assignee's assumption  of Tenant's obligations hereunder in the case  of  an
assignment.   For the purpose of this Lease, sale or transfer  of
Tenant's capital stock through any public exchange shall  not  be deemed  an assignment, subletting, or any other transfer  of  the
Lease  or  the  Premises.   Landlord's consent  to  any  proposed
assignment or subletting shall not be unreasonably withheld  and, if  not  given  or withheld within fifteen (1 5)  days  following
Landlord's receipt of the Transfer Notice, shall be deemed given, provided  that  the  Transfer Notice informs  Landlord  that  the failure  to  respond  within fifteen (15)  days  will  be  deemed
Landlord's consent.

14.2 Transfer Notice. If Tenant desires to effect an assignment, encumbrance or subletting (a "Transfer"), then at least thirty
(30) days prior to the date when Tenant desires the Transfer to be effective (the "Transfer Date"), Tenant agrees to give
Landlord a notice (the "Transfer Notice"), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as "Transferee"), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed
Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

14.3  Landlord's Options.  Within fifteen (15) days of Landlord's receipt  of  any Transfer Notice, and any additional  information
requested   by  Landlord  concerning  the  proposed  Transferee's
financial  responsibility, Landlord will  notify  Tenant  of  its election  to do one of the following: (i) consent to the proposed
Transfer; or (ii) refuse such consent, which refusal shall be  on reasonable grounds.

14.4  Additional Conditions.  Within ten (10) days following  any
Transfer, Tenant shall deliver to Landlord of a true copy of  the fully  executed instrument of assignment, sublease,  transfer  or hypothecation,  in form and substance reasonably satisfactory  to
Landlord.    No   Transfer  will  release  Tenant   of   Tenant's
obligations  under this Lease or alter the primary  liability  of
Tenant to pay the Rent and to perform all other obligations to be performed  by  Tenant  hereunder.  Consent  by  Landlord  to  one
Transfer  will not be deemed consent to any subsequent  Transfer.
In  the  event  of  default by any Transferee of  Tenant  or  any successor  of  Tenant  in the performance of  any  of  the  terms hereof, Landlord may proceed directly against Tenant without  the necessity  of  exhausting  remedies against  such  Transferee  or successor.  If Tenant effects a Transfer or requests the  consent of  Landlord  to  any Transfer (whether or not such  Transfer  is consummated), then, upon demand, and as a condition precedent  to
Landlord's consideration of the proposed assignment or  sublease,
Tenant agrees to pay Landlord a non-refundable administrative fee of  Five  Hundred  Dollars ($500.00), plus Landlord's  reasonable attorneys' fees and costs incurred by Landlord in reviewing  such proposed assignment or sublease.

15.   Entry  by Landlord.  Landlord and its employees and  agents shall  at  all  reasonable times have  the  right  to  enter  the
Premises  to  inspect  the  same,  to  exhibit  the  Premises  to prospective lenders or purchasers (or during the last year of the
Term,   to  prospective  tenants),  to  post  notices   of   non-
responsibility, and/or to alter, improve or repair  the  Premises as  contemplated  by Section 11.2 in the event  Tenant  fails  to perform  its  obligations under Section 11.1, all  without  being deemed  guilty of or liable for any breach of Landlord's covenant of  quiet  enjoyment  or  any eviction  of  Tenant,  and  without abatement  of  rent.  In exercising such entry  rights,  Landlord shall  endeavor  to  minimize,  as  reasonably  practicable,  the interference  with  Tenant's business, and shall  provide  Tenant with  reasonable advance written notice of such entry (except  in emergency  situations).  Any entry to the  Premises  obtained  by
Landlord  by any of said means or otherwise shall not  under  any circumstances be construed or deemed to be a forcible or unlawful entry  into,  or a detainer of, the Premises, or an  eviction  of
Tenant  from the Premises or any portion thereof, or grounds  for any  abatement or reduction of Rent and Landlord shall  not  have any  liability to Tenant for any damages or losses on account  of any  such entry by Landlord except, subject to the provisions  of
Sections  21.1 and 23, to the extent of Landlord's negligence  or willful misconduct.

16.   Utilities and Services.  Tenant shall be solely responsible
for   and   shall  promptly  pay  all  charges  for   heat,   air
conditioning, water, gas, electricity or any other utility  used, consumed  or  provided in, furnished to or  attributable  to  the
Premises  directly  to the supplying utility  companies.   Tenant
shall  reimburse  Landlord within ten (10) days  of  billing  for fixture  charges and/or water tariffs, if applicable,  which  are charged  to  Landlord by local utility companies.  Landlord  will
notify  Tenant of this charge as soon as it becomes known.   This
charge  will  increase  or decrease with  current  charges  being levied  against  Landlord or the Premises by  the  local  utility company,  and will be due as additional rent.  In no event  shall
Rent  abate  or shall Landlord be liable for any interruption  or failure in the supply of any such utility services to Tenant.

17. Indemnification and Exculpation.

17.1 Tenant's Assumption of Risk and Waiver. Except to the extent such matter is attributable to the breach of this Lease or the negligence or willful misconduct of Landlord or Landlord's
Parties (but subject to the waivers and releases in Section 21), Landlord shall not be liable to Tenant, Tenant's employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other persons in the Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages or loss of business or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the breach of this Lease or the negligence or willful misconduct of Landlord or Landlord's Parties and such damage is not covered by the insurance required to be maintained by Tenant under this Lease. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2  Tenant's Indemnification of Landlord.  Except to the extent such  matter  is  caused  by the breach  of  this  Lease  or  the negligence  or misconduct of Landlord or Landlord's Parties  (but subject to the waivers and releases in Section 21), Tenant  shall be  liable  for,  and shall indemnify, defend, protect  and  hold
Landlord and Landlord's partners, officers, directors, employees,
agents,   successors   and   assigns   (collectively,   "Landlord
Indemnified  Parties") harmless from and  against,  any  and  all claims,  damages,  judgments, suits, causes  of  action,  losses, liabilities  and expenses, including attorneys'  fees  and  court costs  (collectively, "Indemnified Claims"), arising or resulting from  (a)  any  act  or omission of Tenant  or  any  of  Tenant's
Parties;  (b)  the  use of the Premises and conduct  of  Tenant's business  by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant
Parties,  in  or  about the Premises; and/or (c) any  default  by
Tenant of any obligations on Tenant's part to be performed  under the  terms  of  this Lease.  In case any action or proceeding  is brought  against Landlord or any Landlord Indemnified Parties  by reason  of any such Indemnified Claims, Tenant, upon notice  from
Landlord,  shall defend the same at Tenant's expense  by  counsel reasonably approved in writing by Landlord, which approval  shall not be unreasonably withheld.

17.3  Survival; No Release of Insurers.  Tenant's indemnification obligation  under Section 17.2, shall survive the  expiration  or
earlier   termination   of  this  Lease.    Tenant's   covenants,
agreements  and indemnification in Sections 17.1 and 17.2  above, are  not  intended to and shall not relieve any insurance carrier of  its  obligations under policies required  to  be  carried  by
Tenant, pursuant to the provisions of this Lease.

18.  Damage or Destruction.

18.1  Obligation to Restore.  Except as set forth below, in  case of damage to or destruction of the Premises, whether or not by  a risk  required to be covered by insurance as set forth in Section
20 of this Lease, this Lease shall not terminate and Tenant shall
promptly   restore,  rebuild,  replace  or  repair   (hereinafter
referred  to  as  "Restore"  or "Restoration")  the  Premises  to
substantially the same condition as existed immediately prior  to such  damage or destruction.  Such Restoration shall be commenced promptly  but in no event later than ninety (90) days  after  the casualty and shall thereafter be prosecuted with due diligence.

Notwithstanding the foregoing or any provision to the contrary in this Lease, the following shall apply to and modify Tenant's obligations to Restore the Premises and/or any trade fixtures or equipment thereon or therein owned by Tenant, provided that Tenant, at Tenant's option may exercise any right to terminate pursuant to the last grammatical paragraph of Section 18.1:

    (a)    If Tenant has carried insurance in the amounts,  types
    and  with insurance companies required by this Lease, and the
    insurance  company(ies)  issuing  such  policy(ies)   fail(s)
    (through   no  fault  of  Tenant)  to  make  the  appropriate
    insurance   proceeds  available  within  ninety   (90)   days
    following a casualty to which such insurance applies  (or  if
    Landlord has elected to maintain the All Risks insurance  for the Premises pursuant to Section 20.4 and either fails to  so maintain  such  insurance or if the insurance company  fails, through no fault of Tenant, to make the appropriate insurance proceeds  available  within  ninety  (90)  days  following  a casualty  to which such insurance applies), and there  is  no reasonable  expectation  that  such  proceeds  will  be  made available  in  a  timely manner, then Tenant  shall  have  no obligation  to  Restore and Tenant shall have  the  right  to terminate  this Lease (i) if Landlord (or Landlord's  lender)
    does not notify Tenant, within sixty (60) days following  the date  Tenant  gives Landlord (and Landlord's lender)  written
    notice   of  such  failure  on  the  part  of  the  insurance
    company(ies) (the "Insurance Failure Notice"), that  Landlord
    (or Landlord's lender) will Restore the Premises within three hundred (300) days following the Insurance Failure Notice  or
    (ii)   if   Landlord   (or  Landlord's   lender)   undertakes
    Restoration  but  fails to complete such  Restoration  within three  hundred  (300)  days following the  Insurance  Failure
    Notice.   If Landlord (or Landlord's lender) does so  Restore
    the  Premises and Tenant does not terminate this Lease,  then
    Tenant   will  Restore  its  trade  fixtures  and  equipment.
    Notwithstanding any provision to the contrary in this  Lease, if Landlord has elected to carry the All-Risk insurance under
    Section 20.4 and the deductible exceeds the deductible Tenant is  permitted  to  maintain hereunder, Tenant  shall  not  be required to pay all or any portion of such excess deductible.

(b) If  casualty  damage  Restored by Tenant  is  uninsured  (any
    "deductible"  amount  applicable  to  any  insurance   policy
    covering  the  casualty in question shall be deemed  to  mean that  the casualty damage is uninsured to the extent  of  the deductible) to the extent of ten percent (1 0%)  or  more  of the  full  replacement cost of the building or  buildings  in question,  and  Tenant Restores (or intends to Restore)  such casualty  damage, then Tenant shall have the onetime  option, upon  written  notice to Landlord given  within  one  hundred twenty (120) days following such casualty event, to elect  to extend the then-current Term for an additional ten (10)  year period  upon  all of the terms and conditions of  this  Lease
    (including  the right to exercise any options to extend  then
    remaining  and  to  occupy  the  Premises  pursuant  to   any
    previously exercised options), provided that the Monthly Rent for any such extended Term shall be equal to the Monthly Rent in effect during the year immediately preceding such extended
    Term,  increased by an amount equal to three percent (3%)  of such  previous year's Monthly Rent, and Monthly Rent for each subsequent  year of said extended Term shall be increased  by an amount equal to three percent (3%) of the preceding year's
    Monthly  Rent.  There shall be no adjustment to  fair  market rent in connection with any such extended Term.

Notwithstanding the foregoing, however, in the case of damage  to or  destruction  of  the Premises during the last  eighteen  (18)
months  of  the Term that will render the Premises,  in  Tenant's reasonable  opinion,  inaccessible or unusable  for  purposes  of conducting  Tenant's  business for more than  ninety  (90)  days,
Tenant  may  elect  to terminate this Lease  by  giving  Landlord written notice of such election within thirty (30) days following the  casualty, in which event Tenant shall have no obligation  to
Restore the Premises; provided, however, Tenant shall deliver any insurance  proceeds to Landlord in accordance with  Section  18.5 below.

18 2    Reconstruction and Repair Requirements.  Tenant shall
obtain Landlord's prior approval of all plans for
Restoration work performed by Tenant, which approval shall not be unreasonably withheld or delayed.

18.3 No Rent Abatement During Reconstruction. There shall be no Rent abatement during Restoration of the Premises or during that period after any casualty and prior to commencement of Restoration.

Notwithstanding  the foregoing, in the event Landlord  elects  to maintain rental loss insurance pursuant to Section 20.4, then the following  shall  apply: In the event that as  a  result  of  any casualty damage to the Premises, Tenant is prevented from  using, and  does  not  use, the Premises or does not  use  some  portion thereof,  then the Rent shall be abated or reduced, as  the  case may  be,  during  the  period  that Tenant  continues  to  be  so prevented  from using and does not use the Premises or  does  not use  some  portion thereof, in the proportion that  the  rentable square  feet  of  the  portion of the  Premises  that  Tenant  is prevented  from  using,  and does not use,  bears  to  the  total rentable square feet of the Premises; 'provided, however,  Tenant shall  only  be entitled to such abatement so long as  Tenant  is complying with its Restoration obligations under Section 1  B.  1 and  in no event may such abatement continue beyond the later  to occur  of (i) twelve (12) months following the casualty  or  (ii)
the  expiration  date  of coverage under Landlord's  rental  loss insurance policy.  Notwithstanding the foregoing to the contrary, if  the damage is due to the willful or intentional misconduct of
Tenant or any Tenant Parties, there shall be no abatement of Rent unless such abatement (i) is covered by the rental loss insurance maintained  by  Landlord or (ii) would have been covered  by  the rental  insurance loss insurance required to be maintained  under
Section  20.4  in the event Landlord has failed to maintain  such insurance.

18.4  Adjustment  of Loss and Disbursement of Insurance  Proceeds
upon  Restoration.   Except for Restoration  that  is  reasonably
expected to cost less than Fifty Thousand Dollars ($50,000),  any adjustment of the loss with the insurance company(ies) by  Tenant
must  be  made  with  Landlord's  consent,  which  will  not   be
unreasonably withheld or delayed.  If Landlord elects to maintain
All  Risk insurance pursuant to Section 20.4, then Landlord shall adjust  any  loss  covered thereby subject to  Tenant's  consent, which will not be unreasonably withheld or delayed.  All proceeds of the insurance policies maintained pursuant to Section 20.1 (a)
and/or  Section  20.4  ("Proceeds") shall  be  deposited  with  a depository  acceptable to Landlord and Tenant (the "Depository").
If the Proceeds are insufficient to cover the anticipated cost of
Restoration,  Tenant shall deposit with the Depository  prior  to the  commencement  of Restoration funds in  the  amount  of  such
deficiency.   The  Depository shall  disburse  the  Proceeds  and
Tenant's  funds, if applicable, during the course of  Restoration
in   accordance   with   customary  construction   disbursements,
including   a  ten  percent  (10%)  retention.   If,  after   the
Restoration  has been completed in accordance with the  terms  of this  Lease,  there are remaining funds held by  the  Depository, then  such funds (after first deducting from such funds the  fees and expenses of the Depository) shall be delivered to Tenant.  If
there  are  not  sufficient  funds  remaining  to  pay  for   the
Depository's  fees and expenses, Tenant shall be responsible  for the payment of same.

18.5  Disbursement of Insurance Proceeds upon Termination.   Upon
any  termination  of  this Lease under  the  provisions  of  this
Article 18, all proceeds from insurance policies maintained under
Section 20 shall be disbursed and paid to Landlord, except to the extent  such  proceeds  are paid by one  or  more  insurers  with respect to Tenant's furniture, equipment trade fixtures and other personal  property and those items of Tenant Changes  and  Tenant
Improvements  that  must  be removed from  the  Premises  at  the expiration  or  earlier  termination of this  Lease  pursuant  to
Section 12.2.

18.6  Waiver  of Termination.  The agreements contained  in  this
Article 10 provide a material part of the consideration for this Lease and in bargaining for and obtaining its rights under this
Article 18, Tenant waives any right to terminate this Lease under
Section 1932 and/or 1933 of the Civil Code of California, or any similar statute or law now or hereafter in force.

19.  Eminent Domain.

19.1  Total  or Partial Taking.  In case all of the Premises,  or such part thereof as shall materially and substantially interfere with  Tenant's ability to conduct its business upon the Premises, shall  be  taken  for any public or quasi-public purpose  by  any
lawful   power  or  authority  by  exercise  of  the   right   of
appropriation, condemnation or eminent domain, or sold to prevent such  taking, Tenant shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to  said  authority.  Tenant shall not assert any  claim  against
Landlord or the taking authority for any compensation because  of such taking, and Landlord shall be entitled to receive the entire amount  of any award without deduction for any estate or interest of  Tenant;  provided, however, in the event of  such  a  taking,
Tenant shall be entitled to such portion of the award as shall be
attributable  to  the  loss  of  the  unamortized  cost  of   the
improvements to the Premises made and paid for by Tenant pursuant to  Exhibit "C" (such amortization being the same as that used by
Tenant  for  federal  income  tax  purposes),  relocation  costs, goodwill  and for damage to, or the cost of removal of,  Tenant's personal  property.  In the event the amount of property  or  the type  of  estate  taken  shall not materially  and  substantially interfere with the ability of Tenant to conduct its business upon the Premises, Landlord shall be entitled to the entire amount  of the award without deduction for any estate or interest of Tenant,
Landlord  shall restore the Premises to substantially their  same condition prior to such partial taking to the extent of any award proceeds received by Landlord, and a fair and equitable abatement shall be made to Tenant for the Annual Rent corresponding to  the time  during  which, an(i to the part of the Premises  of  which,
Tenant  shall  be  so  deprived on account  of  such  taking  and restoration.

19.2 Temporary Taking.  In the event of taking of the Premises or any  part thereof for temporary use, (i) this Lease shall be  and remain  unaffected  thereby and Rent shall not  abate,  and  (ii)
Tenant  shall be entitled to receive for itself such  portion  or portions  of  any  award made for such use with  respect  to  the
period  of  the  taking  which is within  the  Lease  Term.   For
purposes  of  this  Section  19.2, a temporary  taking  shall  be defined as a taking for a period of one (1) year or less.

19.3 Waiver of Termination. Tenant and Landlord waive any right to terminate this Lease under Section 1265.130 of the California
Code of Civil Procedure, or any similar statute or law now or hereafter in force.

20. Tenant's Insurance.

20.1  Types of Insurance.  On or before the earlier of the  Early
Occupancy Date (for Parcel 1), the Actual Commencement  Date  for
Parking Lot (for Parcel 2) or the date Tenant commences or causes to be commenced any work of any type in or on any portion of the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect respecting Parcel 1 or Parcel 2 or both, as applicable, the following insurance:

(a) All  Risk  insurance, including fire and  extended  coverage, sprinkler  leakage, vandalism, malicious mischief, flood  (if the  Premises  are  in a flood zone) and earthquake  coverage upon  property of every description and kind located  on  the
    Premises,  without limitation, furniture, equipment  and  any other  personal property, any Tenant Changes, the  Buildings, the Tenant Improvements, and the Parking Lot Improvements  in
    an  amount  not less than the full replacement cost  thereof.
    In  the  event that there shall be a dispute as to the amount which  comprises  full  replacement  cost,  the  decision  of
    Landlord  or the mortgagees of Landlord shall be presumptive.
    No  co-insurance provision shall apply under  such  insurance policy  or,  in the alternative, the insurance  policy  shall contain  an  agreed  amount endorsement.  All  references  to
    earthquake  coverage  herein  shall  be  deemed  to   include
    earthquake sprinkler leakage coverage.

     Notwithstanding the foregoing, if earthquake coverage is not available  from  an insurer satisfying the  requirements  of
     Section   20.2  below  with  a  deductible  satisfying   the
     requirements  of  Section 20.2 below, or if such  earthquake
     coverage  is  available  from  an  insurer  satisfying   the
     requirements  of  Section  20.2 but  the  premium  for  such
     insurance   is   in   excess  of  Thirty  Thousand   Dollars
     ($30,000.00) per year (the "Cap"), then Tenant, following at least  thirty  (30)  days' prior written notice  thereof  to
     Landlord,  shall  have no obligation to maintain  earthquake insurance  so  long as such insurance is not  available  for less  than  or  equal  to  the Cap;  provided,  however,  if
     Landlord  gives  Tenant written notice  that  Landlord  will reimburse  Tenant  one-half  (1/2)  of  the  amount  of  the earthquake insurance premium in excess of the Cap and if the insurance  policy will satisfy the requirements  of  Section
     20.2,  Tenant  shall be obligated to obtain such  earthquake insurance until Landlord gives Tenant written notice of  its rescission  of  such election.  If Landlord  has  agreed  to reimburse  Tenant  one-half (1/2)  of  the  amount  of  such excess,  Landlord  shall  do  so  within  thirty  (30)  days following  receipt of an invoice therefor, and  if  Landlord fails to so reimburse Tenant, Tenant may deduct one-half (%)
     of  such  excess against Rent.  The Cap shall be subject  to annual  increases  in the same proportion as  increases,  if any,  in  the  Consumer Price Index-Urban Wage  Earners  and
     Clerical  Workers (Los Angeles-Anaheim-Riverside)  All-items
     Base  1982-84=1 00, or successor index, using the  month  in which this Lease is executed as the base month.

(b) Commercial  general  liability insurance coverage,  including personal  injury,  bodily injury (including wrongful  death),
    property   damage,   operations  hazard,  owners   protective
    coverage,    contractual   liability   (including    Tenant's
    indemnification  obligations  under  this  Lease,   including
    Section   17   hereof,   but  only   to   the   extent   such
    indemnification  obligations are covered under  a  commercial general liability policy), liquor liability (if Tenant serves or  stores  alcohol on the Premises), products and  completed operations  liability,  and owned/non-owned  auto  liability, with  a  general  aggregate of not  less  than  Five  Million
    Dollars  ($5,000,000).  The general aggregate amount of  such commercial  general  liability insurance shall  be  increased every  five  (5) years during the Term of this  Lease  to  an amount  reasonably  required by  Landlord  but  in  no  event greater  than  that commonly required of similar  tenants  of similar  buildings in the Rancho Bernardo area of  San  Diego
    County.

(c) Workers compensation and employees liability insurance, in statutory amounts and limits.

(d) Loss of income, extra expense and business interruption insurance covering a minimum of twelve (12) months of Tenant's Rent and such additional amounts as will reimburse
    Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or Tenant's parking areas as a result of such perils.

(e) Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2 Requirements.  Each policy required to be obtained by Tenant hereunder  shall:  (a)  be issued by insurers  authorized  to  do business in the state in which the Premises is located and  rated not less than financial class VII, and not less than policyholder rating  A- in the most recent version of Best's Key Rating  Guide
(provided  that, in any event, the same insurance  company  shall provide  the coverages described in Sections 20.1 (a) and 20.1(d)
above);  (b) be in then-standard form; (c) name Tenant  as  named insured  thereunder  and shall name Landlord and,  at  Landlord's request, Landlord's mortgagees and ground lessors of which Tenant has  been  informed in writing, as additional insureds (and  with respect  to the insurance described in Sections 20.1 (a) and  (d)
above,  as  loss-payees  thereunder),  all  as  their  respective interests  may appear (however, as to the insurance described  in
Section  20.1  (d)  above,  the  loss-payees'  interest  in   the
insurance  proceeds  will  be  limited  only  to  those   amounts
allocable  to Tenant's rental obligations hereunder  following  a casualty at the Premises and shall be further limited to  as  and when  such rental obligations become due and payable); (d)  shall not  have  a  deductible amount exceeding  Ten  Thousand  Dollars
($10,000.00) (or such higher amount as Landlord may permit in its reasonable discretion, but in no event may the All-Risk insurance deductible  be greater than five percent (5%) of the  replacement cost),  except  that  with  respect to earthquake  coverage,  the deductible amount shall not exceed ten percent (10%) of the total insured  value  (however, the deductible shall be, at  Landlord's option, five percent (5%) during all times Tenant has a net worth of  less than Twenty-Five Million Dollars ($25,000,000), as  such net worth amount is subject to increase in the same manner as the
Cap pursuant to Section 20.1 (a) above); (e) specifically provide that  the  insurance afforded by such policy for the  benefit  of
Landlord  and Landlord's mortgagees and ground lessors  shall  be primary,  and  any  insurance carried by Landlord  or  Landlord's
mortgagees   and  ground  lessors  shall  be  excess   and   non-
contributing;  (o  except  for worker's  compensation  insurance, contain an endorsement that the insurer (only with respect to the policy  required by Section 20.1 (a) above) waives its  right  to subrogation as described in Section 22 below; and (g) contain  an undertaking by the insurer to notify Landlord (and the mortgagees and  ground  lessors  of  Landlord who are  named  as  additional insureds) in writing not less than thirty (30) days prior to  any change,  reduction in coverage, cancellation or other termination
thereof.   Tenant  agrees  to deliver to  Landlord,  as  soon  as
practicable after the placing of the required insurance,  but  in no  event  later than ten (1 0) days after the date Tenant  takes possession of all or any part of the Premises, certificates  from the  insurance company evidencing the existence of such insurance and  Tenant's  compliance with the foregoing provisions  of  this
Section 20).  Tenant shall cause replacement certificates  to  be delivered  to Landlord not less than five (5) days prior  to  the expiration  of any such policy or policies.  If any such  initial or  replacement certificates are not furnished within the time(s)
specified  herein,  Tenant  shall be deemed  to  be  in  material default  under  this Lease without the benefit of any  additional notice  or  cure  period  provided in  Section  22.1  below,  and
Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant's expense.

20.3  Effect on Insurance.  Tenant shall not do or permit  to  be done  anything  which  will violate or invalidate  any  insurance policy maintained by Tenant hereunder.  If Tenant's occupancy  or conduct  of  its  business in or on the Premises results  in  any increase  in  premiums  for any insurance  carried  by  Landlord,
Tenant  shall pay such increase as additional rent within ten  (1
0)  days  after  being  billed  therefor  by  Landlord.   If  any
insurance  coverage  carried by Landlord  shall  be  canceled  or
reduced   (or   cancellation  or  reduction  thereof   shall   be
threatened) by reason of the use or occupancy of the Premises  by
Tenant  or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after  notice  thereof, Tenant shall be deemed to be  in  default under this Lease, without the benefit of any additional notice or cure  period specified in Section 22.1 below, and Landlord  shall have  all  remedies provided in this Lease, at law or in  equity, including, without limitation, the right (but not the obligation)
to  enter  upon the Premises and attempt to remedy such condition at Tenant's cost.

20.4 Landlord's Option to Insure.  Landlord shall have the option from time to time to maintain the All Risk insurance referred  to in  Section 20.1(a) above covering the property described therein
(other  than Tenant's personal property, furniture and equipment, which  Tenant  shall  continue  to  insure)  and/or  rental  loss insurance  covering Tenant's rental obligations hereunder  for  a period  of at least twelve (12) months (or such longer period  of time  as  Tenant  may  request) by giving Tenant  written  notice
thereof.   If Landlord elects to maintain such insurance,  Tenant
shall  have  no  obligation to maintain  such  insurance  on  the property or obligations covered thereby until Landlord elects not to  maintain such insurance by giving Tenant at least sixty  (60)
days'  prior  written  notice thereof.   Tenant  shall  reimburse
Landlord,  as additional rent, the cost of such insurance  within thirty  (30)  days  following receipt  of  an  invoice  therefor;
however,  Tenant's obligation to reimburse the cost of earthquake coverage  in  excess of the Cap shall be limited to  one-half  of such excess.

21. Waiver of Subrogation.

21.1  Waiver.   Notwithstanding any  provision  to  the  contrary
herein,  the  parties  release each other  and  their  respective agents, employees, successors, assignees and subtenants from  any claims  or  damages or losses which are caused by or result  from
(a)  property damage insured against under any property insurance policy carried by Tenant pursuant to the provisions of this Lease and  enforceable at the time of such damage or loss or  which  is actually  carried by either party, or (b) property  damage  which would  have  been  covered  under any insurance  required  to  be obtained and maintained by Tenant under Section 20 of this  Lease
(or which Landlord has elected to carry under Section 20.4 above)
had  such  insurance  been obtained and  maintained  as  required therein.  The foregoing waiver shall be in addition to, and not a limitation  of, any other waivers or releases contained  in  this
Lease.

21.2 Waiver of Insurers. Each party shall cause any property insurance policy obtained by it with respect to the Premises to provide that the insurer waives all rights of recovery by way of subrogation in connection with any claims, losses and damages covered by such policy. If Tenant fails to maintain property insurance required hereunder (or if Landlord elects to carry the All-Risk insurance pursuant to Section 20.4 and fails to so maintain such insurance), such insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

22. Tenant's Default and Landlord's Remedies.

22.1 Tenant's Default, The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Lease by Tenant:

(a) the  vacation  or  abandonment of  the  Premises  by  Tenant.
    "Abandonment" is herein defined to mean any absence by Tenant from  the Premises for five (5) Business Days or longer while in  default of any other provision of this Lease.  "Vacation"
    shall   mean  vacating  the  Premises  without  providing   a
    reasonable  level of security to minimize the  potential  for vandalism,  or  where the coverage of the property  insurance under Section 20.1 (a) is jeopardized as a result thereof;

(b) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, within three (3) Business Days after Tenant's receipt of notice from Landlord that such payment is past due;

    (c) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 22.1 (a) or . (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that, if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion;
    or

    (d) (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty
    (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

Any notice under this Section 22.1 shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

22.2 Landlord's Remedies; Termination. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
    plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment  proximately caused by Tenant's failure to  perform its  obligations under this Lease or which, in  the  ordinary course  of  things,  would  be  likely  to  result  therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys' fees; unamortized brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant's
    personal   property,  equipment,  fixtures,  Tenant  Changes,
    Tenant  Improvements  and any other  items  which  Tenant  is required under this Lease to remove but does not remove,

As  used in Sections 22.2(a) and 22.2(b) above, the "worth at the time  of  award" is computed by allowing interest at the Interest
Rate  set  forth  in  Section 1.13 of the Summary.   As  used  in
Section  22.2(c)  above, the "worth at  the  time  of  award"  is computed by discounting such amount at the discount rate  of  the
Federal  Reserve Bank of San Francisco at the time of award  plus one percent (1%).

22.3  Landlord's Remedies; Re-Entry Rights.  In the event of  any such  default  by  Tenant,  in addition  to  any  other  remedies available  to  Landlord under this Lease, at law  or  in  equity,
Landlord  shall also have the right, with or without  terminating this  Lease, to re-enter the Premises and remove all persons  and property from the Premises; such property may be removed,  stored and/or disposed of pursuant to Section 12.4 of this Lease or  any
other  procedures permitted by applicable law.   No  re-entry  or
taking  possession of the Premises by Landlord pursuant  to  this
Section  22.3, and no acceptance of surrender of the Premises  or other  action  on  Landlord's part,  shall  be  construed  as  an election to terminate this Lease unless a written notice of  such intention be given to Tenant or unless the termination thereof be decreed  by a court of competent jurisdiction or unless  Tenant's right to possession of the Premises is terminated.

22.4 Landlord's Remedies; Continuation of Lease. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises so long as Landlord does not terminate Tenant's right to possession of the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section
1951.4 and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section
22.4, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord's election not to terminate this Lease pursuant to this Section 22.4 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

22.5   Landlord's  Right  to  Perform.   Except  as  specifically
provided otherwise in this Lease, all covenants and agreements by
Tenant  under this Lease shall be performed by Tenant at Tenant's sole  cost  and expense and without any abatement  or  offset  of
rent.   If Tenant shall fail to pay any sum of money (other  than
Annual  Rent) or perform any other act on its part to be paid  or performed hereunder and such failure shall continue for three (3)
Business Days with respect to monetary obligations (or ten (1  0)
days  with  respect to non-monetary obligations)  after  Tenant's receipt  of  written notice thereof from Landlord, Landlord  may,
without   waiving  or  releasing  Tenant  from  any  of  Tenant's
obligations,  make  such payment or perform  such  other  act  on behalf of Tenant.  All sums so paid by Landlord and all necessary incidental  costs incurred by Landlord in performing  such  other acts  shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

22.6 Interest. If any monthly installment of Annual Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the tenth (10th) day following the due date, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 22.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

22.7 Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Annual Rent or other sums due under this Lease will cause
Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises.
Accordingly, if any monthly installment of Annual Rent or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days after the due date thereof, Tenant shall pay to Landlord an additional sum of four percent (4%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of late charges is to compensate Landlord for Landlord's processing, administrative and other costs incurred by Landlord as a result of Tenant's delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

22.8 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 22 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this
Section 22 shall be deemed to limit or otherwise affect Tenant's indemnification of Landlord pursuant to any provision of this Lease.

23.  Landlord's Default.  Landlord shall not be in default in the performance  of  any  obligation  required  to  be  performed  by
Landlord  under this Lease unless Landlord has failed to  perform such  obligation  within thirty (30) days after  the  receipt  of written  notice  from  Tenant  specifying  in  detail  Landlord's failure  to  perform; provided however, that  if  the  nature  of
Landlord's obligation is such that more than thirty (30) days are required  for its performance, then Landlord shall not be  deemed in  default  if it commences such performance within such  thirty
(30)  day  period and thereafter diligently pursues the  same  to
completion.   Upon  any such uncured default by Landlord,  Tenant
may  exercise  any of its rights provided in law  or  at  equity;
provided,  however: (a) Tenant shall have no right to  offset  or abate  Rent  in the event of any default by Landlord  under  this
Lease,  except  to  the  extent offset  rights  are  specifically provided  to  Tenant  in  this Lease;  (b)  Tenant's  rights  and remedies hereunder shall be limited to the extent (i) Tenant  has expressly  waived in this Lease any of such rights  or  remedies, and/or (ii) this Lease otherwise expressly limits Tenant's rights or  remedies,  including the limitation on  Landlord's  liability contained in Section 30 hereof; and (c) Tenant shall not have the right to terminate this Lease as a result of any such default.

24.   Subordination.  At the request of Landlord or any mortgagee of  a  mortgage  or  a  beneficiary of a deed  of  trust  now  or hereafter encumbering all or any portion of the Premises, or  any lessor  of  any ground or master lease now or hereafter affecting all  or  any portion of the Premises, this Lease shall be subject and subordinate at all times to such ground or master leases (and such  extensions and modifications thereof, and to  the  lien  of such  mortgages  and deeds of trust (as well as to  any  advances made  thereunder and to all renewals, replacements, modifications and  extensions  thereof; provided, however, no subordination  of this  Lease  shall  result  in  Tenant  being  disturbed  in  its possession  of  the Premises or in the enjoyment  of  its  rights under this Lease so long as Tenant is not in default with respect to  its  obligations  hereunder, and any subordination  agreement which Landlord, any mortgagee or ground lessor requests Tenant to execute  to effect or confirm such subordination shall so provide and shall further provide that if the holder of any such lease or lien  succeeds  to  the  position of Landlord  under  the  Lease, whether  by  foreclosure or termination of the ground  or  master lease,  such successor-in-interest shall recognize Tenant as  its tenant  and shall perform the obligations of Landlord  under  the
Lease  accruing subsequent to the date such successor-in-interest succeeds to the position of Landlord and shall recognize Tenant's
offset  rights  under  the  Work  Letter.   Notwithstanding   the
foregoing, Landlord shall have the right to subordinate or  cause to be subordinated any or all ground or master leases or the lien of  any or all mortgages or deeds of trust to this Lease.  In the event  that any ground or master lease terminates for any  reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu  of foreclosure is made for any reason, Tenant shall  attorn to and become the tenant of such successor and such successor-in-
interest  shall recognize Tenant as its tenant and shall  perform the  obligations of Landlord under the Lease accruing  subsequent to  the  date such successor-in-interest succeeds to the position of  Landlord.  Tenant hereby waives its rights under any  current or future law which gives or purports to give Tenant any right to terminate  or  otherwise  adversely affect  this  Lease  and  the obligations  of  Tenant  hereunder  in  the  event  of  any  such foreclosure proceeding or sale.  Subject to the foregoing, Tenant covenants  and  agrees to execute and deliver to Landlord  within ten (1 0) days after receipt of written demand by Landlord and in
the   form   reasonably  required  by  Landlord  and   reasonably
acceptable  to  Tenant, any additional documents  evidencing  the priority or subordination of this Lease with respect to any  such ground  or master lease or the lien of any such mortgage or  deed of  trust or Tenant's agreement to attorn.  Should Tenant fail to sign  and  return  any such documents within said  ten  (10)  day period,  and  should such failure continue for an additional  ten
(10)  days  following written notice thereof  to  Tenant,  Tenant shall  be  in  default  hereunder  without  the  benefit  of  any additional  notice  or  cure periods specified  in  Section  22.1
above.   Notwithstanding any provision to the  contrary  in  this
Lease, insurance proceeds shall be used as set forth herein,  and any  subordination agreement to be executed by  Tenant  shall  so provide  and shall provide that Tenant's offset rights under  the
Work Letter shall be recognized.

25. Estoppel Certificate.

25.1  Tenant's  Obligations.  Within  ten  (1  0)  Business  Days
following  Landlord's written request, Tenant shall  execute  and
deliver   to  Landlord  an  estoppel  certificate,  in   a   form
substantially similar to the form of Exhibit "F" attached hereto, certifying: (a) the Respective Commencement Dates of this  Lease;
(b)  that  this Lease is unmodified and in full force and  effect
(or, if modified, that this Lease is in full force and effect  as modified, and stating the date and nature of such modifications);
(c)  the date to which the Rent and other sums payable under this
Lease  have  been paid; (d) that there are not, to  the  best  of
Tenant's  knowledge,  any defaults under  this  Lease  by  either
Landlord or Tenant, except as specified in such certificate;  and
(e)  such  other matters as are reasonably requested by Landlord.
Any  such estoppel certificate delivered pursuant to this Section
25.1  may be relied upon by any mortgagee, beneficiary, purchaser or  prospective purchaser of any portion of the Premises, as well as their assignees.

25.2  Tenant's Failure to Deliver.  Tenant's failure  to  deliver
such   estoppel  certificate  within  such  time,  which  failure continues for an additional ten (10) day period following written notice  thereof  to Tenant, shall constitute a default  hereunder without  the  applicability  of any additional  notice  and  cure periods  specified in Section 22.1 above and shall be  conclusive upon  Tenant  that: (a) this Lease is in full  force  and  effect without  modification, except as may be represented by  Landlord;
(b)  there  are  no  uncured defaults in Landlord's  or  Tenant's performance (other than Tenant's failure to deliver the  estoppel certificate);  and (c) not more than one (1) month's  rental  has been  paid  in advance.  Tenant shall indemnify, protect,  defend
(with  counsel  reasonably approved by Landlord in  writing)  and hold  Landlord  harmless from and against  any  and  all  claims, judgments,  suits, causes of action, damages, losses, liabilities
and   expenses  (including  attorneys'  fees  and  court   costs)
attributable to any failure by Tenant to timely deliver any  such estoppel certificate to Landlord pursuant to Section 25.1 above.

26.  Easements.  Landlord reserves to itself the right, from time to  time,  to  grant such easements, rights and dedications  that
Landlord   deems  necessary  or  desirable,  and  to  cause   the
recordation  of  parcel maps and restrictions, so  long  as  such easements,  rights,  dedications, maps and  restrictions  do  not interfere  with the use and enjoyment of the Premises by  Tenant.
Tenant  shall  sign any of the aforementioned documents  promptly following the request of Landlord.

27. Modification and Cure Rights of Landlord's Mortgagees and
    Lessors.

27.1  Modifications.  If, in connection with Landlord's obtaining or entering into any financing or ground lease for any portion of
the   Premises,  the  lender  or  ground  lessor  shall   request
modifications to this Lease, Tenant shall, within ten  (10)  days after  request  therefor,  execute an  amendment  to  this  Lease including  such  modifications, provided such  modifications  are reasonable, do not increase the obligations of Tenant  hereunder, do  not  decrease Tenant's rights and benefits hereunder, and  do not  otherwise  adversely  affect the  leasehold  estate  created hereby or Tenant's rights hereunder.

27.2  Cure  Rights.  In the event of any default on the  part  of
Landlord, Tenant will give notice by registered or certified mail to  any beneficiary of a deed of trust or mortgagee covering  the
Premises  or ground lessor of Landlord whose address  shall  have been  furnished  to  Tenant  in writing,  and  shall  offer  such beneficiary, mortgagee or ground lessor a reasonable  opportunity
to   cure  the  default  (including  with  respect  to  any  such beneficiary  or  mortgagee,  time to  obtain  possession  of  the
Premises, subject to this Lease and Tenant's rights hereunder, by power  of  sale  or  judicial foreclosure, if such  should  prove necessary to effect a-cure).

28. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease
(including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease.

29.  Transfer of Landlord's Interest. The term "Landlord" as used in  this Lease, so far as covenants or obligations on the part of the  Landlord are concerned, shall be limited to mean and include only  the  owner or owners, at the time in question, of  the  fee title  to,  or  a  lessee's interest in a ground  lease  of,  the
Premises.  In the event of any transfer or conveyance of any such title  or  interest (other than a transfer for security  purposes only),  the  transferor shall be automatically  relieved  of  all covenants  and obligations on the part of Landlord  contained  in this Lease accruing after the date of such transfer or conveyance except  that such transferor shall remain liable for any  portion of  the Security Deposit held by such transferor and not returned to  Tenant  or  delivered to the transferee at the time  of  such
transfer.   Landlord  and  Landlord's transferees  and  assignees
shall  have the absolute right to transfer all or any portion  of their  respective title and interest in the Premises and/or  this
Lease  without  the  consent  of Tenant,  and  such  transfer  or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

30.    Limitation   on  Landlord's  Liability.    Notwithstanding
anything contained in this Lease to the contrary, the obligations of  Landlord  under this Lease (including any actual  or  alleged breach  or  default  by  Landlord)  do  not  constitute  personal obligations  of the individual partners, directors,  officers  or shareholders of Landlord or Landlord's partners, and Tenant shall not  seek  recourse  against the individual partners,  directors, officers  or shareholders of Landlord or Landlord's partners,  or any  of  their personal assets for satisfaction of any  liability with respect to this Lease.  In addition, in consideration of the
benefits   accruing  hereunder  to  Tenant  and   notwithstanding
anything  contained in this Lease to the contrary, Tenant  hereby covenants  and  agrees for itself and all of its  successors  and assigns that the liability of Landlord for its obligations  under this Lease (including any liability as a result of any actual  or alleged failure, breach or default hereunder by Landlord),  shall be  limited  solely  to,  and Tenant's and  its  successors'  and assigns'  sole and exclusive remedy shall be against,  Landlord's interest  in  the Premises and proceeds therefrom, and  no  other assets of Landlord.

31. Miscellaneous.

31.1 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Premises is located.

31.2  Successors  and  Assigns.  Subject  to  the  provisions  of
Section 29 above, and except as otherwise provided in this Lease, all  of  the  covenants, conditions and provisions of this  Lease shall  be  binding upon, and shall inure to the benefit  of,  the
parties    hereto   and   their   respective   heirs,    personal
representatives  and permitted successors and assigns;  provided, however,  no rights shall inure to the benefit of any  Transferee of  Tenant  unless  the Transfer to such Transferee  is  made  in compliance  with the provisions of Section 14, and no options  or other  rights  which are expressly made personal to the  original
Tenant  hereunder  or  in  any rider  attached  hereto  shall  be assignable  to or exercisable by anyone other than  the  original
Tenant under this Lease except as expressly set forth herein.

31.3 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant's interest under any or all such subleases.

31.4  Professional  Fees.  If either Landlord  or  Tenant  should bring  suit  against  the  other  with  respect  to  this  Lease, including  for unlawful detainer or any other relief against  the other  hereunder (including arbitration proceedings  pursuant  to the  Work  Letter), then all costs and expenses incurred  by  the prevailing  party  therein (including,  without  limitation,  its
actual   appraisers',   accountants',   attorneys'   and    other
professional fees, expenses and court costs), shall  be  paid  by the other party.

31.5 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

31.6 Terms and Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.
Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

31.7 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to "days" shall mean calendar days unless specifically modified herein to be "business" days.

31.8  Prior  Agreements; Amendments.  This Lease,  including  the
Summary  and all Exhibits and Riders attached hereto     contains
all  of  the  covenants, provisions, agreements,  conditions  and
understandings   between  Landlord  and  Tenant  concerning   the
Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or  implied, pertaining to the Premises or any such other  matter shall  be effective for any purpose.  No provision of this  Lease may  be  amended  or added to except by an agreement  in  writing signed  by  the parties hereto or their respective successors  in
interest.   The  parties acknowledge that all  prior  agreements,
representations  and negotiations are deemed  superseded  by  the execution  of  this  Lease to the extent they are  not  expressly incorporated herein.

31.9 Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant's obligation to pay
Rent) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.10      Recording.  Neither Landlord nor Tenant  shall  record
this Lease.  In addition, neither party shall record a short form memorandum  of this Lease without the prior written consent  (and signature  on  the  memorandum) of the other, and  provided  that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or  other instrument extinguishing all of the Tenant's rights and  interest
in   and  to  the  Premises,  and  designating  Landlord  as  the transferee,  which  deed or other instrument  shall  be  held  by
Landlord  and  may  be  recorded  by  Landlord  once  this  Lease terminates  or  expires (but not prior thereto).  If  such  short form memorandum is recorded in accordance with the foregoing, the party  requesting the recording shall pay for  all  costs  of  or related  to  such  recording,  including,  but  not  limited  to, recording charges and documentary transfer taxes.

31.11 Exhibits and Riders. All Exhibits and Riders attached to this Lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.


31.12 Auctions. Tenant shall have no right to conduct any auction in, on or about the Premises.

31.13 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.14     Financial Statements.  Upon ten (10) days prior written
request from Landlord (which Landlord may make at any time during the  Term  but  no  more often than once in any  calendar  year),
Tenant  shall  deliver to Landlord then current public  financial statement  of  Tenant.  At Landlord's request,  Tenant  will  add
Landlord to its mailing list to receive Tenant's public financial reports  when published (three (3) quarterly reports and one  (1)
annual  report).  If Tenant is not a publicly traded corporation, then the financial statements to be delivered by Tenant shall  be prepared  in  accordance  with  generally  acceptable  accounting principles  and  certified as true in all  material  respects  by
Tenant.

31.15 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

31.16      Force Majeure.  In the event that either party  hereto
shall be delayed or hindered in or prevented from the performance of  any  act  required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or  inaction
(including   failure,  refusal  or  delay  in  issuing   permits,
approvals  and/or  authorizations), injunction  or  court  order, riots,  insurrection,  war,  fire,  earthquake,  flood  or  other natural  disaster or other reason of a like nature not the  fault of  the  party delaying in performing work or doing acts required under  the  terms  of  this Lease (but excluding  delays  due  to
financial   inability)  (herein  collectively,   "Force   Majeure
Delays"), then performance of such act shall be excused  for  the period  of  the delay and the period for the performance  of  any such  act shall be extended for a period equivalent to the period of  such  delay.  The provisions of this Section 31.16 shall  not apply to nor operate to excuse Tenant from the payment of Monthly
Rent,   additional  rent  or  any  other  payments  strictly   in
accordance with the terms of this Lease.

31.17  Counterparts.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.
 .1

31.18  Nondisclosure  of  Lease Terms.  Tenant  acknowledges  and agrees  that  the  terms  of  this  Lease  are  confidential  and
constitute  proprietary information of Landlord.   Disclosure  of
the  terms  could  adversely affect the ability  of  Landlord  to negotiate  other  leases and impair Landlord's relationship  with
other  tenants.   Accordingly, Tenant agrees  that  it,  and  its
partners,  officers, directors, employees, agents and  attorneys, shall  not  intentionally and voluntarily disclose the terms  and conditions of this Lease to any newspaper or other publication or any  other tenant or apparent prospective tenant of the  Building or  other  portion of the Premises, or real estate agent,  either directly  or  indirectly, without the prior  written  consent  of
Landlord,  provided, however, that Tenant may disclose the  terms to  prospective subtenants or assignees under this Lease.  Tenant shall  have  the  right to make any disclosures  concerning  this
Lease and its terms which are required by law.

31.19 Non-Discrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

32. Lease Execution.

32.1  Tenant's  Authority.  If Tenant executes this  Lease  as  a partnership  or  corporation, then Tenant and the persons  and/or entities  executing this Lease on behalf of Tenant represent  and warrant  that:  (a)  Tenant  is a duly  authorized  and  existing partnership or corporation, as the case may be, and is  qualified to  do  business in the state in which the Premises are  located;
(b)  such  persons and/or entities executing this Lease are  duly authorized  to execute and deliver this Lease on Tenant's  behalf in  accordance with the Tenant's partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant's board
of   directors  and  the  Tenant's  by-laws  (if  Tenant   is   a
corporation);  and  (c)  this Lease is  binding  upon  Tenant  in accordance with its terms.

32.2  Joint  and Several Liability.  If more than one  person  or entity  executes this Lease as Tenant: (a) each of  them  is  and
shall   be  jointly  and  severally  liable  for  the  covenants,
conditions, provisions and agreements of this Lease to  be  kept, observed  and  performed by Tenant; and (b) the act or  signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons  and entities  executing this Lease as Tenant with the same force  and effect  as  if  each and all of them had so acted or  signed,  or given or received such notice.

32.3 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

32.4  Landlord's Authority.  Landlord represents and warrants  to
Tenant  that:  (a)  Landlord is a duly  authorized  and  existing
limited   partnership  and  is  qualified  to  do   business   in
California; (b) the persons and entities executing this Lease are duly  authorized to execute and deliver this Lease on  Landlord's behalf  in accordance with Landlord's partnership agreement;  and
(c)  this  Lease is binding upon Landlord in accordance with  its terms.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.



"TENANT"                     CYMER, INC.,
                             a Nevada corporation



                              By: /s/
                              Name: William A. Angus, III
                              Title:    Sr. Vice President and
                                        Chief Financial Officer



"LANDLORD"                   AEW/LBA ACQUISITION CO. 11,  LLC,  a
                             California limited liability company

                              By:  Eastrich No. 175, LLC, a
                                   California limited liability
                                   company, its member-manager


                              By: /s/
                              Name:
                              Its:  Authorized Signatory
Exhibits:

Exhibit "A"    Site Plan
Exhibit "B"    Legal Description of Premises
Exhibit "C"    Work Letter Agreement
               Schedule 1  Description of Conceptual Plans
Exhibit "D"    Sample Form of Notice of Lease Term Dates
Exhibit "E"    Environmental Questionnaire
Exhibit "F"    Sample Form of Tenant Estoppel Certificate
Exhibit "G"    Description of Parking Lot Improvements
Exhibit "H"    Prior Occupant's FF&E









The Company will undertake to supply any of the above documents upon request of the Securities and Exchange Commission.


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